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Exhibit 10.25

EXECUTION COPY

GROUND LEASE

        This GROUND LEASE (this "Lease") is entered into this            day of November 2006, by and among U.S. BORAX INC., a Delaware corporation ("Lessor"), CLEAN ENERGY LNG, LLC, a California limited liability company ("Lessee"), and CLEAN ENERGY CONSTRUCTION, a California corporation ("CE Construction"). Lessor, Lessee and CE CONSTRUCTION are sometimes referred to herein individually as a "Party" and collectively as the "Parties".

RECITALS

          A.    Lessor is the owner of certain real property located [***] in [***], California, upon which Lessor, among other things, operates a borate mine and conducts related refining and shipping activities (the "Borax Site"). Natural gas is supplied to the Borax Site by way of a 2.5-mile natural gas pipeline owned by Lessor (the "Lateral NG Pipeline"), [***].

          B.    Clean Energy Fuels Corp., a Delaware corporation ("Parent"), and its affiliates, including Lessee, are involved in the business of manufacturing and supplying liquefied natural gas and compressed natural gas for use in vehicles and for other purposes.

          C.    Lessee has requested that Lessor lease, and pursuant to the terms and conditions of this Lease, Lessor has agreed to lease, a portion of the Borax Site to Lessee for the purpose of operating a natural gas liquefaction facility to be constructed by CE Construction.

          D.    Lessee has also requested that Lessor provide, and pursuant to the terms and conditions of this Lease, Lessor has agreed to provide, certain services, including the supply of electricity and process water, to the Premises (as defined below).

          E.    Parent, which owns all of the membership interests in Lessee, is willing to guarantee Lessee's obligations to Lessor under this Lease.

        NOW, THEREFORE, and in reference to the foregoing recitals (collectively, the "Recitals"), Lessor and Lessee, in consideration of the various obligations set forth in this Lease, agree as follows:

ARTICLE 1.
DEFINITIONS

        In addition to other definitions of terms set forth elsewhere in this Lease, the following words and phrases shall have the indicated meanings wherever used in this Lease:

        1.1   "Access Road" means the main access road to the Premises, which is located, in part, on the Premises as more fully shown on the Survey.

        1.2   "Abandonment" means the failure of the LNG Facility to produce a minimum of [***] gallons of LNG during the first 12 months following the In-Service Date; [***] gallons of LNG during the 12 months following the second anniversary of the In-Service Date and [***] gallons of LNG during any 12 consecutive month period occurring after the third anniversary of the In-Service Date.

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Confidential portions of this document have been redacted and filed separately with the Commission.

        1.3   "Affiliate" means, in respect of any Person, any individual, partnership, corporation, trust or other entity or association, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such Person. The term "control," and its correlative terms, as used in the immediately preceding sentence, means, with respect to a corporation or limited liability company the right to exercise, directly or indirectly, more than fifty percent (50%) of the outstanding voting rights attributable to the controlled corporation or limited liability company, and, with respect to any individual, partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

        1.4   "Award" means the amount of any award made, compensation paid, or damages ordered as a result of a Taking.

        1.5   "Bankruptcy Code" means Title 11 of the United States Code, as the same may be amended from time to time.

        1.6   "Business Day" means any day except a Saturday or a Sunday or a day when commercial banks are authorized or required by Governmental Authority to be closed in Los Angeles, California.

        1.7   "Claims" means any and all claims, liens, suits, actions, debts, damages, costs, losses, liabilities, obligations, judgments, expenses (including, without limitation, court costs, expert and consultant fees, attorneys' fees, including, without limitation, those incurred on appeal), fines and penalties arising from or relating to, in any way whatsoever, this Lease or the transactions contemplated hereby and the LNG Facility, including, without limitation, any alleged or actual breach of this Lease by and/or tortious action or inaction of, the Lessor Parties (including, without limitation, any act or omission which is negligent, grossly negligent, reckless or the result of willful misconduct).

        1.8   "Cogeneration Facility" means the [***] cogeneration facility located on the Borax Site and owned, operated and maintained by Lessor.

        1.9   "Commercially Reasonable Efforts" means those efforts which a prudent business Person would exert using sound business judgment in like circumstances.

        1.10 "Construction Commencement" means the commencement of substantial site grading of the Premises for the LNG Facility by CE Construction.

        1.11 "Contract" means any agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding.

        1.12 "Core Service" means any one or more of the following services to be provided by Lessor hereunder: [***]

        1.13 "Core Service Default" means (i) a knowing and intentional breach by Lessor of its obligation to provide one or more Core Services or (ii) the failure of Lessor to use Commercially Reasonable Efforts to resume the delivery of one or more Core Services following a Core Service Disruption, which, in either case, continues following notice of such breach. A termination by Lessor of any service, including, without limitation, a Core Service, in accordance with Section 12.4 or Section 19.20, shall not constitute a Core Service Default.

        1.14 "Core Service Default Claims" means all Claims arising from or relating to one or more Core Service Defaults.

        1.15 "Core Services Disruption" means a disruption in the supply of a Core Service which Lessor is obligated to remedy pursuant to this Lease.

        1.16 "Date of Taking" means the date upon which title to the Premises, an interest therein, or a portion thereof passes to and vests in the condemnor, or the date damage related to the exercise of the power of condemnation is suffered, or the effective date of any order for possession if that order is issued prior to the date title vests in the condemnor.

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Confidential portions of this document have been redacted and filed separately with the Commission.

        1.17 "Demised Land" means the land described and depicted on Exhibit "A".

        1.18 "Easements" means the non-exclusive easements on, over, across, under and/or through (as applicable) the Borax Site described on Exhibit "B" for the purposes set forth on said Exhibit "B". The locations of the Easements are also more fully described on Exhibit "A" and depicted on the Survey.

        1.19 "Environmental Laws" means all present and future laws, statutes, ordinances, rules, regulations, Orders or Permits of any Governmental Authority relating to the environment or to any hazardous materials or substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §9601 et seq.), the applicable provisions of the California Health and Safety Code and the California Water Code, the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq.), the Clean Air Act (42 U.S.C. §741 et seq.), the Clean Water Act (33 U.S.C. §7401 et seq.), the Toxic Substances Control Act (15 U.S.C. §§2601-2629), the Safe Drinking Water Act (42 U.S.C. §§300f-300j), and all amendments to any of the foregoing, as well as all rules, regulations, orders and decrees now or hereafter promulgated thereunder.

        1.20 "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor law, and the rules and regulations issued pursuant to that act or any successor law.

        1.21 "Hazardous Substance" means, at any time, (i) any "hazardous substance" as deemed in §101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §9601(14)) or in subdivision (f) of §25281 or §25316 or §25501(L) of the California Health and Safety Code at such time; (ii) any "hazardous waste," "infectious waste" or "hazardous material" as deemed in §§25117, 25023.2 or 25501(K) of the California Health and Safety Code at such time; (iii) any "waste" as deemed in subdivision (d) of §13050 of the California Water Code; (iv) any additional substances or materials which at such time are classified or considered to be hazardous or toxic under any Environmental Laws; (v) asbestos and asbestos-containing materials; and (vi) petroleum and petroleum products, including, without limitation, crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof. The term "Hazardous Substances" shall include building materials and building components including, without limitation, asbestos contained in or comprising building materials or building components.

        1.22 "Governmental Authority" means: (i) any nation, state, county, city, town, village, district or other jurisdiction of any nature; (ii) any federal, state, local, municipal, foreign or other government; (iii) any governmental or quasi-governmental authority of any nature (including, without limitation, any governmental agency, branch, department, official or entity and any court or other tribunal); (iv) any multi-national organization or body; or (v) any body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

        1.23 "Improvements" means all paving, landscaping, utility lines, pipes, fences, walls, buildings, and other structures located on the Demised Land, whether presently in existence or hereafter erected or placed upon the Demised Land, including, without limitation, all alterations and additions thereto, without regard to whether ownership thereof is in Lessor or Lessee. The Improvements shall be made by CE Construction and shall include, without limitation, the Lessee Controlled Roadways.

        1.24 "In-Service Date" means the first day on which the LNG Facility has been constructed and become fully operational in accordance with this Lease and all Legal Requirements and Permits and LNG is being shipped from the LNG Facility to Lessee's customers.

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Confidential portions of this document have been redacted and filed separately with the Commission.

        1.25 "Interconnection Plans" means the detailed plans and specifications for the interconnections between the LNG Facility and any facilities or improvements owned by Lessor, including, without limitation, the Cogeneration Facility, Lessor's water and fire protection systems, the Lateral NG Pipeline and the Rail Spur.

        1.26 "Legal Requirements" means any and all now or hereafter existing laws, rules, statutes, ordinances, regulations, Orders or Permits of any Governmental Authority, including, without limitation, Environmental Laws, in any way applicable to Lessor, Lessee or the Premises, including, without limitation, all of the foregoing relating to the ownership, division, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Premises.

        1.27 "Lessee Controlled Roadways" means those roadways, other than the Access Road, located within the boundaries of the Demised Land.

        1.28 "Lessor Controlled Roadways" means the Access Road and all roadways located outside the boundaries of the Demised Land.

        1.29 "Lessee's Improvements" means all of those Improvements that are constructed by CE Construction and/or Lessee, and owned by Lessee, including, without limitation, the LNG Facility, as now existing or as hereafter constructed, installed, erected, or placed on the Demised Land or the Easements by CE Construction and/or Lessee pursuant to any right of Lessee hereunder to so construct, erect, install, or place any Improvement on the Demised Land or any Easement.

        1.30 "Lessor Parties" means Lessor, its shareholders, directors, officers and employees.

        1.31 "Lessor's Improvements" means, to the extent not relocated pursuant to Section 8.4 below, the electric power line and the underground water line owned by Lessor and located on the Premises as shown on the Survey.

        1.32 "LNG" means liquefied natural gas produced at the LNG Facility.

        1.33 "LNG Facility" means the LNG Facility described on Exhibit "C". The LNG Fueling Station, if constructed by CE Construction and/or Lessee, shall be deemed to be a part of the LNG Facility.

        1.34 "Official Records" means the official records of [***], California.

        1.35 "Operational" means, with respect to a Train, that such Train has been constructed in accordance with this Lease and is otherwise capable of normal operation, except to the extent that such operation is impaired by the failure of Lessor to provide a Core Service in accordance with the provisions of this Lease.

        1.36 "Order" means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Authority or by any arbitrator against a Person.

        1.37 "Organizational Documents" means (i) the articles or certificate of incorporation and the bylaws of a corporation, (ii) the partnership agreement and any statement of partnership of a general partnership, (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (iv) the certificate of formation and operating agreement of a limited liability company, (v) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person, and (vi) any amendment to any of the foregoing.

        1.38 "Partial Taking" means any Taking of the Premises, one or more Easements and/or any Improvements on the Premises that is not a Total Taking or a Substantial Taking.

        1.39 "Permits" means any and all approvals, inspections, entitlements, consents, licenses, permits, rights-of-way, concessions, grants, franchises, waivers or other authorizations or agreements issued, granted, given or otherwise provided by or under the authority of any Governmental Authority or pursuant to any applicable Legal Requirement, as the same may be applicable to the Premises.

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Confidential portions of this document have been redacted and filed separately with the Commission.

        1.40 "Person" means any individual, corporation (including, without limitation, any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Authority.

        1.41 "Personal Property" means all equipment, inventory, fixtures, and other personal property owned by Lessee or by any other person or entity holding an interest under Lessee in the Demised Land or any portion thereof and located, from time to time, on or about the Demised Land and not included in the definition of Improvements set forth above.

        1.42 "Plans and Specifications" means, collectively, the Interconnection Plans and the Plant Layout Plans, as the same have been approved by Lessor in accordance with this Lease.

        1.43 "Plant Layout Plans" means plans and specifications for the LNG Facility showing, among other things, the production capacity of the LNG Facility and the location on the Demised Land of all improvements associated with the LNG Facility, including, without limitation, the size, land coverage, shape, height, location, material and elevation of the LNG Facility, all ingress and egress to streets and roads, and all grading and earthmoving required to complete the LNG Facility.

        1.44 "Premises" means, collectively, the Demised Land and all of Lessee's Improvements.

        1.45 "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

        1.46 "Prohibited Person" means any Person: (i) listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the "Executive Order"); (ii) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order; or (iii) with whom Lessor or Lessee is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order.

        1.47 "Project Agreements" means this Lease and the Parent Guaranty.

        1.48 "Property Taxes" means and includes all taxes, assessments, and other governmental charges of every kind and nature whatsoever, whether general or special, ordinary or extraordinary, including, without limitation, assessments for public improvements or benefits and bonds, including, but not limited to Mello-Roos bonds, issued to finance such improvements or benefits, that have been heretofore or shall be during the term of this Lease (i) assessed, levied, or imposed upon, or become due and payable and a lien upon, the Premises or any part thereof; or (ii) assessed, levied, or imposed by reason of the use or occupancy or change in ownership of the Premises or any part thereof; or (iii) assessed, levied, or imposed upon this Lease or Lessee's rental obligations or Lessor's right to receive Rent or other sums under this Lease; or (iv) assessed, levied, or imposed by reason of Lessor's ownership or interest in all or any part of the Premises, this Lease, or Rent or other sums accruing under this Lease, including, without limitation, a tax or excise on Rent; or (v) assessed, levied, or imposed in lieu of any of the foregoing taxes, assessments, or other governmental charges; or (vi) assessed by reason of any Improvements made for or on behalf of Lessee.

        1.49 "Release" is defined in Section 101(22) of CERCLA.

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Confidential portions of this document have been redacted and filed separately with the Commission.

        1.50 "Substantial Taking" means the Taking of so much of the Premises, the Easements and/or Improvements on the Premises, that, in Lessee's reasonable judgment, the conduct of Lessee's operation of the LNG Facility would be substantially prevented or impaired.

        1.51 "Survey" means the survey of the Demised Premises and portions of the Borax Site attached hereto as Exhibit "A".

        1.52 "Taking" means a taking or damaging (including severance damages), by eminent domain, inverse condemnation or otherwise, by or for any public or quasi-public use under any statute now or hereafter in effect. The transfer of title may be either a transfer resulting from the recording of a final order or judgment of condemnation or a voluntary transfer or conveyance to the condemning authority under threat of condemnation, in avoidance of an exercise of eminent domain, or while condemnation proceedings are pending. The Taking shall be considered to take place as of the later of (i) the date actual physical possession is taken by the condemning authority, or (ii) the date upon which the right to compensation and damages accrues under the law applicable to the Premises and/or any Easement(s).

        1.53 "Total Taking" means the Taking of the Premises, all of the Easements and/or all of Lessee's Improvements on the Premises.

        1.54 "Train" means the production equipment necessary to produce approximately [***] gallons of LNG in a 24-hour period.

ARTICLE 2.
DEMISING PROVISIONS

        2.1   Demised Land. Subject to the terms and conditions of this Lease, from and after the Term Commencement Date and for the Term, Lessor hereby leases the Demised Land to Lessee, and Lessee hereby leases the Demised Land from Lessor, subject to all of the following title and use exceptions (collectively, the "Encumbrances"):

          (a)   Easements, covenants, conditions, restrictions, assessments, bonds, Property Taxes, deeds of trust, and other liens, encumbrances, and other matters affecting title to the Demised Land or any part thereof, as of the Term Commencement Date, that are disclosed in or by this Lease or the Official Records;

          (b)   All Legal Requirements;

          (c)   Subject to the provisions of this Lease, and in particular Lessee's Access Rights, the right and power of Lessor, which is hereby reserved by and to Lessor, for the benefit of the entire Borax Site, to continue to use, maintain, alter and/or replace the Access Road, including, without limitation, those portions of the Access Road located within the Premises which are depicted on the Survey (the "Reserved Roadway Rights");

          (d)   Subject to the provisions of this Lease, and in particular Lessee's Access Rights, the right and power of Lessor, which is hereby reserved by and to Lessor, to use, sell, maintain, alter, demolish, and/or replace any and all of Lessor's Improvements located on the Demised Land (the "Reserved Uses"); and

          (e)   The right and power of Lessor, which is hereby reserved by and to Lessor, to have access across all or any portion of the Demised Land as expressly set forth herein, including, without limitation, in Section 4.5 hereof.

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        2.2   Lessee's Access Rights. Lessor hereby agrees to provide to Lessee, at all times during the Term, reasonable and sufficient ingress to, and egress from, the Premises to and from public roadways over the Access Road or such other roadways as may be designated by Lessor for such purpose from time to time (the "Lessee's Access Rights"). Lessee's Access Rights shall be deemed to be an easement appurtenant to Lessee's interests in the Premises that Lessor shall have no right to terminate during the Term, subject to the following provisions:

          (a)   Lessee's Access Rights are non-exclusive and shall be exercised only upon Access Road or such other Lessor Controlled Roadways as may be designated from time to time by Lessor;

          (b)   Subject to the terms and conditions of Lessee's Access Rights as set forth in this Lease, and subject to the rights, if any, to use Lessor Controlled Roadways granted by Lessor to others from time to time, whether before or after the execution of this Lease, Lessor shall have control over the Lessor Controlled Roadways, including, without limitation, the exclusive right and power:

            (i)    To adopt from time to time and to enforce reasonable rules and regulations respecting use of the Lessor Controlled Roadways by Lessee and others applied on a non-discriminatory basis;

            (ii)   To adopt reasonable security measures designed to prevent or discourage use of the Lessor Controlled Roadways by unauthorized people and to comply with Legal Requirements, including, without limitation, fencing and locked gates and imposition of background and identity checking and other procedures for all or some persons entering upon the Borax Site or through the Borax Site to the Demised Land, all of which shall be applied on a non-discriminatory basis;

            (iii)  To close or restrict temporarily use of the Lessor Controlled Roadways or any portion thereof as may be necessary in the event of any emergency or to make improvements to, or to repair, the Lessor Controlled Roadways, or for security or other legitimate purposes (including, without limitation, in the event of labor action by employees of Lessor or any of its contractors), provided, however, that in any such event, Lessor shall use Commercially Reasonable Efforts to provide Lessee with reasonably suitable alternative means of maintaining Lessee's Access Rights;

            (iv)  Provided that Lessor shall always and continuously during the Term provide reasonable means for Lessee's exercise of Lessee's Access Rights, to close, relocate, realign, replace, regrade, repave, improve, abandon, or demolish, from time to time, all or any part of the Lessor Controlled Roadways, in which event any new or different roads that Lessor may, in the future, build upon the Borax Site outside the boundaries of the Demised Land shall be deemed part of the "Lessor Controlled Roadways" as that term in used in this Lease;

            (v)   To offer all or any part of the Roadways or other portions of the Borax Site located outside the boundaries of the Demised Land for dedication to public use or to any Governmental Authority, and with respect to any such offer, Lessee agrees fully and promptly to cooperate with Lessor and to execute, acknowledge (when needed), and deliver all appropriate instruments and documents; and

            (vi)  To grant easements over, and licenses to use, the Lessor Controlled Roadways or any portion thereof to third parties chosen by Lessor.

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          (c)   With respect to any portion of the Lessor Controlled Roadways over which Lessee exercises Lessee's Access Rights, Lessee agrees that, when, if ever, that portion, or some other area as a substitute or alternative for that portion, becomes a public roadway, whether through acceptance of an offer of dedication made by Lessor or otherwise, then Lessee's Access Rights shall cease as to that portion or other area, with Lessee relying upon the public nature of that portion or other area to assure access to the Premises. When, if ever, and to the extent that, dedicated public roadways over any portion of the Borax Site offer reasonable access to the Demised Land, Lessee's Access Rights shall cease and no longer be a part of this Lease.

          (d)   Lessor shall maintain the Access Road in substantially the same repair and condition as it is maintained as of the Term Commencement Date. The costs and expenses incurred by Lessor for repair, maintenance, and improvement of the Access Road shall be shared by Lessor and Lessee as follows: [***]

  provided, however, that if one Party's use of the Access Road is determined in good faith by Lessor to be contributing to the need for materially greater maintenance and repair of the Access Road (as compared with Lessor's current use of the Access Road), a greater share of the costs and expenses incurred for repair, maintenance, and improvement of the Access Road may reasonably be allocated to such Party. If Lessee is determined to be the Party causing such need, Lessee shall pay its share of the costs and expenses incurred by Lessor for such additional repair, maintenance, and improvement of the Access Road within thirty (30) days of request therefore from Lessor, which request shall be accompanied by a statement setting forth in reasonable detail the nature and amount of such costs and expenses.

          (e)   Lessee shall be solely responsible for the repair, maintenance and improvement of the Lessee Controlled Roadways, and Lessee shall pay all costs and expenses for such repair, maintenance, and improvement. Lessor shall have no obligation to contribute or reimburse Lessee for any portion of such costs and expenses.

        2.3   Easements. Subject to the terms and conditions set forth on Exhibit "B" and the other provisions of this Lease, Lessor hereby grants to Lessee, from and after the Term Commencement Date and for the Term, the Easements.

        2.4   Lessor's Services.

          (a)   [***]

          (b)   Lessee acknowledges and agrees that Lessor has made no representation as to the availability from third parties to the LNG Facility of any of the services to be provided by Lessor pursuant to this Lease in the event that Lessor ceases to provide such services. Without limiting Lessor's obligations as expressly set forth in this Lease or Lessee's rights and remedies hereunder upon a Lessor Default, including, without limitation, an adjustment in Rent as provided in Section 19.20 and Exhibit "J", Lessee acknowledges that it shall be solely responsible for procuring such services in the event that they are no longer provided by Lessor.

        2.5   Term and Termination.

          (a)   The term of this Lease shall commence on the Term Commencement Date and, unless terminated earlier in accordance with the provisions hereof, shall continue until the date that is thirty (30) years to the date following the In-Service Date (the "Initial Term"); provided, however, that unless either Lessor or Lessee provides written notice to the other Party on or before the date that is six (6) months prior to the expiration of the Initial Term of such Party's intent to terminate this Lease at the end of the Initial Term, the term of this Lease shall automatically be extended beyond the initial term for successive periods of three years each (each, an "Extension Term") unless, not less than six months prior to the end of any Extension Term, Lessor or Lessee delivers written notice to the other Party hereto of its intent to terminate this Lease, in which case this Lease shall terminate at the end of such Extension Term. The Initial Term, as the same may be extended in accordance with this Section 2.5(a) or earlier terminated in accordance with the provisions of this Lease, is referred to herein as the "Term."

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          (b)   Provided that no Default by Lessee has occurred and is continuing at the time such Termination Notice is delivered, Lessee shall have the right to terminate this Lease at any time after January 1, 2009, upon the delivery to Lessor of written notice (a "Termination Notice") of Lessor's intent to terminate this Lease. The Termination Notice shall be delivered not less than six (6) months prior to the date upon which Lessee desires such termination to be effective and, provided that no Default has occurred and is then continuing on such date, this Lease shall terminate on such date.

          (c)   This Lease shall be effective upon execution; however, the Term and Lessee's right to occupy the Premises and utilize the Easements pursuant to this Lease shall not commence until the date (the "Term Commencement Date") on which each of the following conditions has been satisfied (which conditions are for the sole benefit of Lessor and may be waived by Lessor in writing):

            (i)    Lessee shall have executed and delivered each of the Project Agreements, and Parent shall have executed and delivered a guaranty of this Lease in the form of Exhibit "G" (the "Parent Guaranty");

            (ii)   Lessor shall have received from Lessee (A) a certificate of the Secretary of Lessee, attesting to the incumbency of the officers executing this Lease and the other Project Agreements on its behalf, (B) resolutions of the Boards of Directors of Lessee authorizing the execution, delivery and performance of this Lease, certified by the Secretary of Lessee, and (C) such other evidence of Lessee's authority to enter into and perform this Lease and the Project Agreements as Lessee may reasonably require;1

1
Upon execution of this Lease, Lessor agrees to deliver to Lessee similar evidence of Lessor's authorization to enter into and perform this Lease.

            (iii)  Lessor shall have received from Parent (A) a certificate of the Secretary of Parent, attesting to the incumbency of the officers executing the Parent Guaranty on its behalf, (B) resolutions of the Boards of Directors of Parent authorizing the execution, delivery and performance of the Parent Guaranty, certified by the Secretary of Parent, and (C) such other evidence of Parent's authority to enter into and perform the Parent Guaranty as Lessee may reasonably require;

            (iv)  The Premises constitutes a legal parcel under applicable Legal Requirements (including, without limitation, the California Subdivision Map Act, Cal. Gov. Code Sections 66410 - 66499.58);

            (v)   Lessor shall have received evidence reasonably satisfactory to it that each of the Permits listed in Part A of Exhibit "H" and any other Permits required for the commencement of construction of the LNG Facility have been obtained by CE Construction upon terms and conditions satisfactory to Lessor in its sole and absolute discretion to the extent that such Permits would impose any obligations or restrictions on Lessor or the Borax Site (other than the Premises) or, if such obligations or restrictions would survive the termination of this Lease, and all time periods during which any challenge to or appeal of the issuance of such Permits shall have expired without any such challenge or appeal having been commenced (or, if commenced, such challenges or appeals having been finally determined or otherwise resolved on terms and conditions satisfactory to Lessor in its sole and absolute discretion);

            (vi)  Lessor shall have approved the Plant Layout Plans and the Interconnection Plans in accordance with Section 8.1 hereof;

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            (vii) There shall (A) be no material default or breach on the part of Lessee hereunder or under the other Project Agreements, and (B) have been no change in the condition (financial or otherwise) of Lessee or Parent which would have a material adverse impact (financial or otherwise) on Lessee's or Parent's ability to perform under this Lease, the other Project Agreements or the Parent Guaranty, as applicable;

            (viii) There shall be no pending Proceeding (A) that has been commenced against the LNG Facility, or (B) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with or materially adversely affecting, the construction and operation of the LNG Facility;

            (ix)  Lessor and Lessee shall have executed and delivered a confirmation of the Term Commencement Date in the form of Exhibit "I", it being agreed that neither Party shall have any obligation to deliver such confirmation until such time as all of the other conditions set forth in this Section 2.5(c) shall have been satisfied; and

            (x)   All other requirements of Governmental Authorities having jurisdiction shall have been satisfied and, without limitation of the foregoing, Lessor shall, after using Commercially Reasonable Efforts, have obtained all Permits which Lessor is required to obtain under applicable Legal Requirements in order for Lessor to perform its obligations hereunder. In the event that delays occur in Lessor's obtaining such Permits, and such delays impact the In-Service Deadline, the In-Service Deadline shall be extended accordingly.

          (d)   In addition to any other rights that it may have to terminate this Lease, Lessor shall have the right, upon written notice to Lessee, to terminate this Lease in the event that CE Construction fails to:

            (i)    cause Construction Commencement to occur on or before the date that is thirty (30) days following the Term Commencement Date; or

            (ii)   cause the In-Service Date to occur on or before the date that is two years following the date that is the earlier of (1) the date on which Lessee has obtained all of the Permits listed on Exhibit "H" have been obtained by Lessee and (2) December 31, 2007 (the "In-Service Deadline").

          (e)   In addition to any other rights that it may have to terminate this Lease, Lessee shall have the right, prior to the occurrence of the Term Commencement Date and upon not less than thirty (30) days' written notice to Lessor, to terminate this Lease and the Guaranty in the event that:

            (i)    CE Construction or Lessee shall have been unable to obtain all of the Permits listed on Exhibit "H" upon terms and conditions reasonably satisfactory to Lessee;

            (ii)   Lessor shall have failed to approve the Plant Layout Plans and the Interconnection Plans in accordance with Section 8.1 hereof; or

            (iii)  a Proceeding shall have been commenced that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with or materially adversely affecting, the construction and operation of the LNG Facility.

          (f)    Upon termination of this Lease, the rights and obligations of the Parties hereunder shall terminate, except for those obligations which, by their express terms, survive the termination of this Lease.

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        2.6   Quiet Enjoyment. Provided that Lessee fully performs all the terms of this Lease on Lessee's part to be performed, including, without limitation, payment by Lessee of all Rent, Lessee shall peaceably and quietly have, hold and enjoy the Premises from and after the Term Commencement Date and during the Term without hindrance, disturbance or molestation from or by Lessor, or any other Party claiming through Lessor, subject to the Encumbrances.

ARTICLE 3.
RENT

        3.1   Base Rent. In addition to any and all other amounts payable from Lessee to Lessor pursuant to this Lease, Lessee agrees to pay to Lessor, and Lessor agrees to accept from Lessee, as rent for the use and occupancy of the Demised Land, during the Term, the amounts described on Exhibit "J" (the "Base Rent").

        3.2   Payment of Base Rent. The Base Rent shall be paid, in lawful money of the United States of America, at such place or places as Lessor shall designate from time to time. The Base Rent shall be paid at the times and in accordance with the procedures set forth on Exhibit "J".

        3.3   Base Rent Adjustments. The components of Base Rent shall be subject to adjustment from time to time as and to the extent set forth on Exhibit "J".

        3.4   Additional Rent.

          (a)   Except as otherwise expressly set forth herein, Lessee agrees to pay, in addition to Base Rent, as additional rent, all other payments, costs, expenses, charges, and other obligations of every kind whatsoever directly arising from or related to the Premises and the operation thereof, including, without limitation, all services and utilities provided by third parties, insurance premiums on insurance policies required under this Lease, Property Taxes, as they become due and payable during the Term and all amounts required to be paid by Lessee to Lessor pursuant to Exhibits "D", "E" and "F" or any other provision of this Lease (collectively, "Additional Rent"); and

          (b)   Lessee shall make all payments required to be made to a third party in order to fulfill an obligation of Lessee set forth in this Lease at whatever time is necessary to prevent delinquency or penalty for late payment, unless Lessee has duly contested said payments in the manner permitted and prescribed in this Lease. Lessee shall make all payments required by this Lease to be made to Lessor, including, without limitation, all amounts required to be paid by Lessee to Lessor pursuant to Exhibits "D", "E" and "F", to Lessor in the manner and within the time periods set forth in this Lease.

Base Rent and Additional Rent are described herein collectively as "Rent."

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        3.5   No Offset. This Lease is intended to be net to Lessor, and Lessee shall pay to Lessor, net throughout the Term, the Rent free of any offset, abatement or other deduction, except as may be expressly set forth herein. Lessor shall not be required to make any payment of any kind with respect to the Premises, except as may be expressly set forth elsewhere in this Lease. The foregoing shall not be construed as limiting the express provisions of this Lease which shall provide for certain reductions to the Additional Rent in accordance with the provisions of Exhibit "J" in the event that Lessor ceases to deliver Core Services.

        3.6   Interest on Arrearages. Lessee agrees to pay to Lessor interest on any Rent not paid when due and upon all other amounts becoming due to Lessor under this Lease, whether or not such amounts constitute Rent, as follows:

          (a)   Said interest shall accrue from the date the Rent becomes due and continue until the Rent is paid in full;

          (b)   Said interest shall become due and payable daily as it accrues, without necessity of demand for payment, and shall be calculated at a rate equal to [***]; and

          (c)   Lessor may apply all payments received under this Lease first to interest accrued, and second to delinquent Rent and other monetary obligations.

ARTICLE 4.
USE OF PREMISES

        4.1   Permitted Uses. Subject to the provisions of Sections 4.7 and 4.8 and Exhibit "K" hereof, Lessee shall use the Premises solely for the purposes of constructing (through CE Construction), operating, maintaining, repairing and replacing the LNG Facility and the LNG Fueling Station (as such term is defined on Exhibit "K") on the Premises, and producing, storing and transporting LNG, and for purposes reasonably related to the foregoing, and for no other purpose without the prior written consent of Lessor, which consent may be granted or withheld in Lessor's sole and absolute discretion. Storage of equipment related to the conduct of Lessee's business shall be a permitted use; provided, however, that all storage areas must be screened from public view.

        4.2   Compliance with Legal Requirements; Nuisance.

          (a)   Lessee shall not use the Premises or the Easements or permit anything to be done in or about the Premises or the Easements that will in any way conflict with any Legal Requirements or the Permits.

          (b)   Lessee shall, at its own cost and expense, promptly and properly observe and comply with all Legal Requirements relating to or arising from the use or occupancy, condition or maintenance, improvement or operation of the Premises or any part thereof that is from time to time permitted to it under this Lease, and shall do all things required to comply with all Legal Requirements and to maintain all Permits necessary and appropriate for the operation of the Premises or Lessee's business. Lessee acknowledges that prior to entering into this Lease, Lessee has had an ample opportunity to review all existing Permits that are part of the public record and to make inquiry with respect to any Permits in possession of Lessor that are not part of the public record, including Permits held in the name of Lessor and relating to the greater Borax Site and that Lessee has satisfied itself that its construction, use, occupancy, maintenance, improvement and operation of the Premises will comply with such permits.

          (c)   The judgment of any court of competent jurisdiction or the admission of Lessee in any action against Lessee that Lessee has violated any Legal Requirements shall be conclusive of the fact as between Lessor and Lessee.

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          (d)   Lessee agrees not to do or permit anything to be done on or about the Premises and agrees not to bring or keep anything thereon that would create an unsafe condition at the Premises or the Borax Site, constitute a nuisance or constitute waste to the Premises, provided, that the foregoing shall not be construed as prohibiting Lessee from operating the LNG Facility in a commercially reasonable manner and in accordance with normal and customary practices in the liquefied natural gas industry. Lessee shall install all necessary and appropriate signage and warning devices to alert persons to any dangers or hazards present at the LNG Facility.

          (e)   Lessee shall implement such measures as are necessary to ensure that the Premises are a drug and alcohol-free environment.

          (f)    Lessee agrees not to do or permit anything to be done on or about the Premises which would interfere with the operations of Lessor or Lessor's other tenants, including Mojave Cogeneration Company.

        4.3   Hazardous Substances.

          (a)   Without limiting the generality of the foregoing provisions of this Article 4, Lessee's use and occupancy of the Premises and the Easements or any portion thereof shall at all times be in strict compliance with any and all Legal Requirements relating in any way to the protection of the environment, including, without limitation, Environmental Laws.

          (b)   In the event Lessee shall, on, at or about the Borax Site, use, store, or generate or permit or suffer the use, storage, or generation of any Hazardous Substance, then Lessee, at its sole cost and expense, shall comply with all applicable Environmental Laws. Lessee shall not engage in operations that involve the Release of any Hazardous Substance on or about the Borax Site. Lessee shall be solely responsible for obtaining, at its own cost and expense, all Permits required under Environmental Laws for its activities under this Lease or on the Borax Site.

          (c)   In the event of any Release that occurs in connection with Lessee's activities or the activities of any of its employees, agents, representatives, lessees, sublessees, licensees, contractors or invitees on the Borax Site, or in the event of any threat of a Release occurring in connection with Lessee's activities or the activities of any of its employees, agents, representatives, lessees, sublessees, licensees, contractors or invitees on or about the Borax Site, Lessee shall immediately (and in no event later than within twenty-four (24) hours) notify the Lessor orally and in writing thereof. In the event of such a Release or threat of Release of any Hazardous Substance, Lessee shall take such steps as are required by Legal Requirements and Lessor to mitigate and remediate such Release. To the extent such steps can lawfully be taken by Lessor, rather than Lessee, Lessee shall defer to Lessor's election, if any, to assume the lead in taking such steps, provided, however, that Lessor shall have no obligation to Lessee to take such steps. Any election by Lessor to take such steps shall not constitute a waiver or irreversible election of any rights or remedies. Regardless whether Lessor or Lessee is required to, or does, undertake such action, the provisions of Section 4.3(d) below shall apply. In the event of any Release affecting the Premises which occurs in connection with Lessor's activities or the activities of any of its employees, agents, representatives, lessees, sublessees, licensees or contractors on the Premises, or in the event of any threat of a Release occurring in connection with Lessor's activities or the activities of any of its employees, agents, representatives, lessees, sublessees, licensees, contractors or invitees on or about the Premises, Lessor shall immediately (and in no event later than within twenty-four (24) hours) notify Lessee orally and in writing thereof. In the event of such a Release or a threat of Release of any Hazardous Substance, Lessor shall take such steps as are required by Legal Requirements to mitigate and remediate such Release.

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          (d)   Lessee shall, at all times, indemnify, defend, protect, and hold harmless the Lessor Parties and any lender of Lessor, including, with respect to Lessor, any mortgage holder, against and from any and all claims, liens, suits, actions, debts, damages, costs, losses, liabilities, obligations, judgments, and expenses (including, without limitation, court costs, expert and consultant fees, attorneys' fees, including, without limitation, those incurred on appeal), fines, penalties, and damage to, or loss suffered by the Lessor Parties or the Borax Site or any portion thereof, of any nature whatsoever, arising from or relating to (i) Lessee's failure to perform the obligations required under this Section 4.3; (ii) a Release of any Hazardous Substance that occurs in connection with Lessee's activities or the activities of any of its employees, agents, representatives, lessees, sublessees, licensees, contractors or invitees on or about the Premises or on or about the Borax Site, including, without limitation, the Roadways; or (iii) the threat of a Release of any Hazardous Substance occurring in connection with Lessee's activities or the activities of any of its employees, agents, representatives, lessees, sublessees, licensees or contractors on or about the Premises or on or about the Borax Site, including, without limitation, the Roadways. Lessee's obligations under this Lease shall arise whether or not any Governmental Authority or individual has taken or threatened any action in connection with the presence of any Hazardous Substance. This entire Section 4.3 shall survive termination or the expiration of this Lease.

          (e)   Lessee shall provide all relevant information regarding any Hazardous Substances used, stored or generated on the Borax Site, including, without limitation, its Material Safety Data Sheets (MSDS), to (i) Lessor, and (ii) emergency personnel such as firemen and hazardous materials teams immediately upon the occurrence of a Release, fire, casualty or other occurrence in, on or about the Borax Site.

          (f)    Upon the expiration or termination of this Lease, Lessee agrees to pay, indemnify, defend, protect, and hold harmless the Lessor Parties from and against all costs, expenses, and liabilities associated with the investigation, reconnaissance, remediation, removal, and disposal of any and all Hazardous Substances from the Premises which are not the result of Lessor's activities or the activities of any employee, agents, representatives, lessees, licensees, contractors or invitees of Lessor, in order to return the Premises to the condition existing as of the Term Commencement Date and to save Lessor harmless therefrom.

          (g)   Nothing in this Lease shall be deemed to prohibit the use, storage or transportation of natural gas or the production, use, storage or transportation of LNG on or at the Premises in accordance with the provisions of the Project Agreements and all Legal Requirements.

          (h)   Notwithstanding the foregoing, Lessee shall not be responsible for or have any obligations pertaining to any environmental conditions existing on the Demised Land prior to the Term Commencement Date.

        4.4   Utilities. Without limiting Lessor's obligations to provide the services required to be provided by Lessor to Lessee pursuant to the express provisions of this Lease, Lessee shall be solely responsible for procuring, at its sole cost and expenses, all utilities and services that Lessee uses at or about the Demised Land during the Term, including, without limitation, all water, natural gas, electricity, telephone, and other utilities and services supplied to the Premises, together with any and all taxes thereon, and for any and all hook up charges and costs of installation of utility lines and meters (including, without limitation, the costs of bringing such utilities to the Demised Land, if any).

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        4.5   Entry by Lessor; Suspension of Activities.

          (a)   In addition to any and all other rights of entry granted or reserved to Lessor by this Lease, including, without limitation, the Reserved Roadway Rights and the Reserved Uses, Lessee agrees to permit Lessor, its agents, representatives, contractors, and licensees to enter the Premises at all reasonable times upon reasonable advance written notice (with accommodations as may be necessary to enable Lessee to have a representative accompany Lessor) (i) as reasonably necessary to permit Lessor to perform its obligations hereunder (including the provision of any services to the Premises contemplated hereunder); (ii) to inspect the Premises for purposes of verifying Lessee's compliance with the provisions of this Lease (including, without limitation, Lessee's compliance with Section 4.3), including obtaining samples and performing tests of soil, surface water, groundwater or other media, and (iii) and in case of emergency (in which case Lessor may enter upon the Premises at any time without advance notice).

          (b)   Without limiting Lessor's other rights and remedies hereunder, in the event that Lessor determines in good faith that Lessee's (i) failure to comply with the requirements of this Lease or (ii) operation of the LNG Facility, presents an unsafe condition, upon written request of Lessor, Lessee shall promptly remedy such failure or condition and, if Lessee fails to remedy such failure or condition within a reasonable time (as determined in good faith by Lessor) following delivery of such written notice, Lessee shall, at the direction of Lessor, suspend operation of the LNG Facility until such failure or condition is remedied. In the event Lessee fails to suspend operations of the LNG Facility and/or remedy such failure or condition, Lessor shall have the right, upon thirty (30) days prior written notice to Lessee, or such shorter notice period as may be reasonable due to the circumstances, to enter upon the Premises for the purpose of remedying such failure or condition.

        4.6   Additional Reservations and Restrictions.

          (a)   Lessee shall not have any possessory or other right to any oil, gas or other hydrocarbons or minerals and accompanying fluids, including, without limitation, any geothermal resources, in, on or below the Demised Land or at the Borax Site.

          (b)   Lessor reserves all water rights, including, without limitation, any riparian and groundwater rights, associated with the Demised Premises, and Lessee shall not have any possessory or other right to any surface or groundwater at the Demised Land or at the Borax Site. Without limiting the foregoing, Lessee shall not have any right to access, extract, use or produce surface or groundwater from the Demised Land or the Borax Site, and Lessee shall not (i) drill any extraction or injection wells; (ii) extract any groundwater or inject any fluids into any existing wells; or (iii) construct any unlined ponds. The foregoing shall not be construed as prohibiting the installation by Lessee of storm water control systems with Lessor's approval, in accordance with the Plans and Specifications and all Legal Requirements.

        4.7   Rail Spur. Lessee shall have the right to construct the Rail Interconnection and Rail Spur (as such terms are defined on Exhibit "B") in accordance with Exhibit "B".

        4.8   On-Site Fueling Station. Lessee may, subject to the terms and conditions set forth on Exhibit "K", cause CE Construction to construct an LNG Fueling Station (as such term is defined on Exhibit "K") on the Premises.

        4.9   Protocol for Emergencies. Prior to the In-Service Date, Lessor and Lessee shall agree upon a reasonable protocol for handling emergencies at the Premises and elsewhere on the Borax Site. Lessee shall reasonably cooperate with Lessor in scheduling maintenance and other outages at the LNG Facility to coincide with maintenance and other outages at the facilities providing Core Services. Without limiting Lessee's obligation under the preceding sentence, prior to the In-Service Date, Lessor and Lessee shall agree upon a reasonable protocol for such coordination.

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        4.10 Mine Safety Regulation. Lessee acknowledges that the Borax Site constitutes mine property subject to the jurisdiction of the Mine Safety and Health Administration of the United States Department of Labor ("MSHA") and the California Occupational Safety and Health Administration ("CalOSHA"). Lessor makes no representation or warranty as to whether the LNG Facility or any of Lessee's activities with respect thereto will be subject to regulation by MSHA and/or CalOSHA. To the extent that the LNG Facilities or any of Lessee's activities are subject to regulation by MSHA or CalOSHA, without limiting Lessee's other obligations hereunder, Lessee shall comply with all rules, regulations, decisions, rulings or directives of MSHA and CalOSHA and shall obtain any all Permits required to be obtained from MSHA and CalOSHA under applicable Legal Requirements. Lessor will provide reasonable assistance to Lessee in regard to Lessee's efforts to obtain an exemption from MSHA regulation or, if an exemption is not available, to help Lessee to comply with such regulation, if applicable. Lessee shall reimburse Lessor for all reasonable costs and expenses incurred in providing such assistance.

ARTICLE 5.
PROPERTY TAXES

        5.1   Real Property Taxes.

          (a)   Lessee agrees to pay to Lessor, prior to delinquency, as rent additional to all other Rent reserved in this Lease, all Taxes on Real Property ("Real Property Taxes") for each fiscal tax year or portion thereof that is within the Term, prorated between Lessor and Lessee for each fiscal tax year that is not entirely within the Term in the same ratio as the number of days of such fiscal tax year that are within the Term bears to the number of such days that are outside the Term. Lessor and Lessee shall use its Commercially Reasonable Efforts to cause the LNG Facility and the Premises to be separately assessed from other property owned by Lessor. In the event the Premises are separately assessed, Lessee shall pay Real Property Taxes thereon directly to the Governmental Authority collecting the Real Property Taxes.

          (b)   With respect to Real Property Taxes that may, under applicable Legal Requirements then in force, be paid in installments, Lessee shall be required to pay hereunder only such installments, prorated between Lessor and Lessee for partial fiscal tax years as above provided.

          (c)   In the event that Lessee fails to pay any Real Property Taxes prior to delinquency, Lessor shall have the right and option, but no obligation, to pay such Real Property Taxes or any portion thereof before or after the delinquency date and any and all fines, penalties, and interest thereon, and Lessee agrees to reimburse Lessor immediately for the total amount so paid by Lessor, as Additional Rent.

          (d)   In the event that Lessor has paid, before the Term Commencement Date, any Real Property Taxes or installment thereof for a fiscal tax year or portion thereof that is in part within the Term, Lessee agrees to pay to Lessor, on the Term Commencement Date, Lessee's pro rata portion thereof.

        5.2   Personal Property Taxes.

          (a)   Lessee agrees to pay, or cause to be paid, directly to the taxing authority or authorities before delinquency, any and all taxes, assessments and other governmental charges of every kind and nature that are levied or assessed upon Personal Property ("Personal Property Taxes").

          (b)   If any Personal Property Taxes are assessed, levied, or imposed upon Lessor or upon all or any part of the Premises or of Lessor's interest in the Premises or this Lease, or if Personal Property Taxes become a lien upon or may be enforced against Lessor or all or any part of the Premises or against Lessor's interest in the Premises or in this Lease, Lessor shall have the right and option, but no obligation, to pay Personal Property Taxes or any portion thereof before or after the delinquency date, and Lessee agrees to reimburse Lessor immediately therefor, including, without limitation, any and all late payment penalties or fines and interest paid by Lessor, as Additional Rent.

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        5.3   Contests. Nothing herein shall prevent Lessee from contesting, and Lessee may contest and institute all proceedings reasonably necessary to contest, in good faith, the validity or amount of any Property Taxes, including, without limitation, any applicable or potentially applicable exemptions from Property Taxes, provided Lessee protects the Premises and the interests of Lessor by payment by Lessee of the Property Taxes under protest prior to delinquency, and provided, further, that Lessee shall indemnify, defend, protect, and hold harmless Lessor from and against any liability for the payment of said Property Taxes.

        5.4   Apportionment. If, at any time during the Term, any portion of the Premises is jointly assessed, for Property Tax purposes, with other real property that is not a part of the Premises, then Lessor and Lessee, together, shall agree upon a reasonable allocation of the taxes, assessments, or other governmental charges that are assessed, levied, or imposed thereon, and only the portion thereof reasonably attributable to the Premises shall be deemed Property Taxes payable by Lessee, which allocation may be based upon any and all records, memoranda, and notes available at the Assessor's Office, calculations of respective square footage, evaluation of respective permanent improvements and uses, and other relevant evidence available to Lessor and Lessee.

ARTICLE 6.
INDEMNITY AND INSURANCE

        6.1   Lessee's Indemnity. Except to the extent that liabilities arise from Lessor's or its employees', agents', contractors' or subcontractors' gross negligence or willful misconduct, Lessee agrees to indemnify, defend, protect and hold harmless the Lessor Parties from and against and hold the Lessor Parties harmless and free from any and all Claims, including, without limitation, any and all liability for injury to or death of, or damage to or loss of the use of the property of, Lessee or any of Lessee's employees, agents, invitees, contractors, or licensees. The obligations of Lessee pursuant to this Section 6.1 with respect to Claims arising while this Lease is in effect shall survive the termination of this Lease for a period of thirty-six (36) months. The obligations of Lessee pursuant to this Section 6.1 are in addition to, and not in limitation or substitution of, Lessee's obligations under Section 4.3.

        6.2   Liability Insurance.

          (a)   At all times during the Term, Lessee shall maintain in full force and effect:

            (i)    Commercial General Liability (including Broad Form Property Damage, Premises/Operations, Personal Injury, and Contractual Liability coverage applicable to this Lease) relating to Lessee's construction, ownership, use, operation and maintenance of the Premises with limits of liability of not less than [***] combined single limit per occurrence and in an annual aggregate for bodily injury and property damage;

            (ii)   Workers' Compensation Insurance covering Lessee's employees as required by Law and Employers' Liability Insurance with a limit of [***];

            (iii)  Automobile Liability (covering owned, hired and non-owned vehicles) with limits of liability of not less than [***] combined single limit for bodily injury and property damage per occurrence; and

            (iv)  Excess Liability insurance providing [***] in insurance coverage in excess of the limits of insurance provided in (i) and (iii) above.

          (b)   Lessee shall require any contractors engaged in work at the Premises to maintain insurance coverage of the types and in the amounts at least equal to the insurance coverage which Lessee is required to maintain in accordance with Section 6.2(a), except that limits of Excess Liability shall not be less than [***].

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          (c)   The policies required to be maintained by Lessee pursuant to Section 6.2(a)(i), Section 6.2(a)(iii) and Section 6.2(a)(iv) above shall: (i) provide the coverage is primary and that any coverage that Lessor may maintain shall be in excess thereof; (ii) name Lessor as an additional insured; (iii) provide that the policy cannot be canceled or modified without thirty (30) days' prior written notice to Lessor; and (iv) include a cross-liability or severability-of-interests endorsement in the event that the basic policy obtained by Lessee does not contain such a provision, which cross-liability or severability-of-interests endorsement shall apply to all additional insureds, and shall be referenced in the additional insured endorsement. Neither the maintenance nor the amount of any Commercial General Liability insurance shall be construed to limit in any way Lessee's obligations under any indemnity, defense, or hold harmless agreements set forth in this Lease. Any self-insured retention respecting said liability insurance shall not exceed [***].

        6.3   Casualty Insurance. Lessee shall maintain at all times during the Term, an All-Risk Property Policy covering Lessee's Improvements and all Personal Property. Such policy shall be written on an All-Risk basis with fair market value or on an agreed value basis sufficient to insure Lessee's Improvements and the Personal Property, as well as an amount to insure exposures that are prudent and deemed to be standard operating procedure for a risk of the size and scope as the LNG Facility. Such policy shall cover any property at the Premises commencing from the date hereof and applying continuously thereafter throughout the Term. The value of all policies based upon the value of the Premises shall be modified and upgraded, at least annually, to reflect the then-current fair market value or current agreed value of Lessee's Improvements and the Personal Property.

        6.4   General. Each insurance policy required by this Lease to be procured and maintained by Lessee shall be issued by a company authorized to do insurance business in the State of California having a rating in Best's Key Rating Guild of not less than A-IX. Lessee agrees to deliver to Lessor (a) on or before the Term Commencement Date and from time to time thereafter upon request, a copy of each such policy and all endorsements, or binder therefor, and a certificate certifying that it contains the provisions required by this Lease, and (b) not later than ten (10) days after renewal of any policies, a renewal binder therefor.

        6.5   Driver Certification. Lessee shall ensure that all drivers of LNG transport vehicles are certified by the U.S. Department of Transportation and all other Legal Requirements.

ARTICLE 7.
OPERATION, MAINTENANCE AND REPAIR OF THE LNG FACILITY

        7.1   Lessor's Obligations. Except for the work to be performed by the Lessor pursuant to Section 8.11 and Lessor's obligation to maintain the Access Road as set forth in Section 2.2(d), and as provided in Exhibit "B", Lessor shall not be obligated to make or bear the cost of any repairs, replacements, rebuilding, or renewals of any kind, nature, or description whatsoever related to the Premises or any portion thereof or Lessee's Improvements.

        7.2   Lessee's Obligations.

          (a)   Except to the extent that the demolition of Improvements by Lessee is permitted under Article 8, and subject to other provisions of this Lease that govern the maintenance and repair of utility lines and the Access Road, Lessee shall, at its own cost, and without expense to Lessor, keep and maintain the Premises in good, sanitary and neat order, condition, and repair, in compliance with all Legal Requirements and Permits, and free from hazards.

          (b)   Lessee hereby waives the benefit of any Legal Requirements that would otherwise accord Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises or any portion thereof in good order, condition, or repair.

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        7.3   Surrender of the Premises. Upon the expiration or termination of the Term, Lessee shall complete the removal and remediation obligations set forth on Exhibit "L" (the "Removal and Remediation Obligations"). Further, upon the expiration or termination of the Term, Lessee shall execute, acknowledge, and deliver to Lessor a quitclaim deed and such other instruments and documents as Lessor shall reasonably request in order to assure and show in the Official Records Lessor's fee title to the Premises free of any interest or claim of Lessee. Lessee's obligations under this Section 7.3 shall survive the expiration or termination of this Lease.

ARTICLE 8.
CONSTRUCTION ACTIVITIES AND ALTERATIONS

        8.1   Plans and Specifications. Lessee shall submit to Lessor for its approval a complete set of the Plant Layout Plans and the Interconnection Plans, respectively. The Plant Layout Plans and the Interconnection Plans shall be consistent in all material respects with the description of the LNG Facility contained on Exhibit "C". Provided that the Plant Layout Plans and the Interconnection Plans are in all material respects consistent with said description, the other provisions of this Lease and all Legal Requirements, Lessor shall not unreasonably withhold its consent to such plans. Lessor shall either approve or disapprove each submittal pursuant to this Section 8.1 as soon as is reasonably practical after receipt of a complete submittal, but in any event within [***] after receipt thereof (and if such submittal is a request for an approval of a modification to a previously-approved submittal, within [***] after receipt thereof). Lessor's failure to respond within such [***] period (or such [***] period, as applicable) shall be deemed as its approval of the submittal (or modification, as applicable). If Lessor disapproves of the submittal, it shall so notify Lessee in writing within said [***] period, as applicable) and, at the same time, provide Lessee with a reasonably detailed statement of the reasons why such submittal was disapproved. In such latter event, Lessor and Lessee agree to cooperate reasonably with each other in resolving any objections of the other to the submittal or requested revisions. Once the Plant Layout Plans and Interconnection Plans have been approved by Lessor, such approval shall be binding on Lessor (absent a misrepresentation by Lessee) and no further approval by Lessor of such plans or Permits shall be required unless such plans are subsequently modified in any material respect, in which case such modifications shall be subject to Lessor's approval in accordance with this Section 8.1. Lessor shall not be deemed to have incurred or assumed any obligation or responsibility in connection with any aspect of the Plant Layout Plans or the Interconnection Plans, and nothing in the Project Agreements, nor any act or failure to act on the part of Lessor, shall be construed as a warranty or representation as to the adequacy or fitness of the LNG Facility or any aspect thereof or a waiver of a claim by Lessor relating to the LNG Facility. Once the Plant Layout Plans and the Interconnection Plans have been approved by Lessor, Lessor and Lessee shall enter into an amendment to this Lease which supplements Exhibit "C" with references to title and date all such approved Plant Layout Plans and Interconnection Plans.

        8.2   Construction of LNG Facility. Lessee shall construct the LNG Facility upon the Demised Land in accordance with the following requirements:

          (a)   The LNG Facility and all demolitions, alterations, and additions made in connection therewith or thereto shall be designed and constructed in a good and workmanlike manner and in accordance with this Lease and the Plans and Specifications;

          (b)   The design and construction of the LNG Facility and all such demolitions, alterations, and additions shall comply with all Legal Requirements and Permits, and, without limiting the generality of the foregoing, Lessee, at Lessee's sole cost and expense, shall procure all necessary Permits as may be necessary or appropriate for the construction of the LNG Facility; and

          (c)   Except for the work to be performed by Lessor pursuant to Section 8.11 hereof, the entire cost of construction of the LNG Facility, including, without limitation, any off site work, plans and specifications, and all Permits and fees therefor, shall be paid by Lessee.

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        8.3   Insurance Covering Lessee's Work. Lessee shall not commence any construction activity, allow the construction or installation of the LNG Facility, or perform or allow the performance of any other work to or on the Premises, unless prior to the commencement of such work, Lessee shall obtain or cause to be obtained by its contractor (and during the performance of such work keep or cause to be kept in force) commercial general liability (and/or contractor's liability) insurance, with completed operations coverage, and worker's compensation insurance to cover every contractor and each employee of every contractor to be employed, in accordance with Section 6.2(b).

        8.4   Relocation of Utilities. Lessee shall be responsible, at Lessee's sole cost and expense, for obtaining all agreements and Permits that may be required to relocate any utility improvement that may be necessary or appropriate in connection with the construction, operation or maintenance of the LNG Facility. Additionally, to the extent such relocation is necessary to complete the LNG Project in accordance with the Plans and Specifications, Lessee shall be responsible for relocating to a location and in a manner reasonably acceptable to Lessor, and at Lessee's sole cost and expense, Lessor's Improvements.

        8.5   Personal Property. Personal Property may be removed from the Premises by Lessee at any time during the Term and all Personal Property shall be removed from the Premises by Lessee upon the expiration or termination of the Term.

        8.6   Liens and Notices of Violation Prohibited. Lessee shall not permit the Premises or any part thereof to become subject to any lien, charge, or encumbrance. Lessee shall maintain the Premises and every part thereof free from all orders, notices and violations filed or entered by any Governmental Authority. Nothing in the foregoing provisions of this Section 8.6 shall limit Lessee's right, and Lessor agrees that Lessee shall have the right, to contest or challenge the validity or amount of any such lien, charge, encumbrance and any such orders, notices, and violations by appropriate and timely administrative or judicial proceedings; provided that, by first posting a bond, making payment under protest, or other lawful and effective procedure, the interests of Lessor, any mortgagee of Lessor, Lessor's title to, and any mortgage holder's lien upon, the Premises and every part thereof are protected against any risk of loss, diminution, or impairment. Notwithstanding the foregoing, Lessee shall be permitted to encumber the LNG Facility and Lessee's interest in this Lease (but not any right, title or interest of Lessor in and to the Premises) in connection with a bona fide debt financing by Lessee or any Affiliate of Lessee in connection with any future financing by Lessee or by an Affiliate of Lessee.

        8.7   Mechanics' Liens. Lessee agrees:

          (a)   to pay for all labor and services performed for, and for all materials used by or furnished to, Lessee or any contractor employed by Lessee with respect to the Premises or any part thereof, whether or not such labor, services, or materials were related to equipment, fixtures or other works of improvement;

          (b)   to indemnify, defend, and protect Lessor and the Premises from and against, and to hold Lessor and the Premises free and harmless from, any and all liabilities, claims, liens, encumbrances, and judgments created or suffered in connection with such labor, services, or materials; and

          (c)   to permit Lessor to post and maintain notices of nonresponsibility on the Premises in accordance with California Civil Code Section 3094 or other similar statute hereafter enacted; provided that nothing herein shall prevent Lessee from contesting in good faith the validity or amount of any lien, claim, encumbrance, or judgment, in accordance with the provisions of Section 8.6.

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        8.8   Lessor's Right to Discharge. Should a judgment on any lien, charge, encumbrance, order, notice or violation be rendered against the Premises, and should Lessee fail to discharge such judgment or take action to protest such judgment within [***] after such rendering (or within such shorter period as may be necessary to avoid any enforcement of or realization upon such judgment), Lessor shall have the right, but not the obligation, to discharge said judgment. If Lessor exercises that option, any amount paid by Lessor shall be due from Lessee as Additional Rent. Such Additional Rent shall be due and payable on the next date after the expense is incurred that Base Rent is due together with interest at a rate equal to [***].

        8.9   Permits.

          (a)   CE Construction and/or Lessee shall be solely responsible for obtaining all Permits necessary for the siting, construction, development, operation and maintenance of the LNG Facility, and CE Construction shall use Commercially Reasonable Efforts to obtain all such Permits as soon as possible. Notwithstanding the foregoing, neither Lessee nor CE Construction shall make or present any submission, presentation or other substantive written communication to any Governmental Authority in connection with the LNG Facility without first obtaining Lessor's approval of such submission, presentation or other substantive communication, which approval shall not be unreasonably withheld. Lessor shall be given reasonable advance notice of any meetings (whether held in person or telephonically) between Lessee and/or CE Construction and any Governmental Authority relating to any Permit, and Lessee, CE Construction and Lessor shall reasonably cooperate in scheduling such meetings at such times and in such locations as are reasonably convenient for all Parties, so as to enable Lessor, CE Construction and Lessee to each participate in the same. Subject to the foregoing, Lessor, CE Construction and Lessee shall each make their representative(s) available for all such meetings, either in person or by telephone. In no event shall Lessee or CE Construction allow any Permit to be binding upon the Premises without Lessor's approval, which shall not be unreasonably withheld to the extent the Permits apply solely to the Premises, the Easements and/or the Exclusion Zone; provided, however, that if any Permit affects any other part of the Borax Site or would survive the termination of this Lease, Lessor may withhold its approval of such Permit in Lessor's sole and absolute discretion.

          (b)   Lessor agrees to join with CE Construction, at its request, in seeking the Permits and other approvals of Governmental Authorities related to construction of the LNG Facility which are approved by Lessor in accordance with this Lease. Lessee shall reimburse Lessor for all of Lessor's reasonable out-of-pocket costs incurred in evaluating and processing such Permits and other approvals of Government Authorities. Lessee agrees to indemnify and hold Lessor harmless from and against any and all liabilities and obligations arising from such joinder by Lessor with Lessee in connection with such Permits.

        8.10 Sharing of Information. Lessee will (a) afford Lessor's representatives reasonable access during normal business hours to the personnel designated by Lessee who possess information relating to Lessee's permitting, design and construction of the LNG Facility; and (b) furnish Lessor's representatives with copies of all such plans, specifications, contracts, books and records and other documents and data regarding the permitting, design and construction of the LNG Facility on a confidential basis as Lessor's representatives may reasonably request from time to time.

        8.11 Lessor's Additional Improvements. In connection with construction of the LNG Facility, Lessor shall make certain improvements to the Borax Site as more fully described on Exhibit "M" ("Lessor's Improvements"). Lessor shall use Commercially Reasonable Efforts to complete Lessor's Improvements 1 and 2 on or before the date that is [***] following the date that each of the Permits listed in Part A and the air permits listed in Part B of Exhibit "H" has been obtained by CE Construction. Lessor will undertake Commercially Reasonable Efforts to complete Lessor's Improvements 3, 4, 5, and 6 on or before the date that is [***] following the date of this Lease. Additionally, Lessor shall cause to be removed prior to Construction Commencement all personal property of Lessor located on the Premises (other than Lessor's Improvements).

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In the event Lessor's Improvements 1 and 2 are not completed by Lessor on or before the date that is [***] following the date that each of the Permits listed in Part A of Exhibit "H" has been obtained by CE Construction, the In-Service Date shall be extended by one day for each day of delay beyond the date that is [***] following the date that each of the Permits listed in Part A and the air permits listed in Part B of Exhibit "H" has been obtained by CE Construction in completing Lessor's Improvements 1 and 2.

In the event Lessor's Improvements 3, 4, 5, and 6 are not completed by Lessor on or before the date that is 180 days following the date of this Lease, the In-Service Date shall be extended by one day for each day of delay beyond the date that is 180 days following the date of this Lease in completing Lessor's Improvements 3, 4, 5, and 6.

        8.12 Future Alterations. Except for routine maintenance, repair and replacement of the LNG Facility, Lessee shall not materially alter or modify the LNG Facility without first obtaining the prior written consent of Lessor, which consent shall not be unreasonably withheld; provided, however, that in no event shall Lessee increase the production capacity of the LNG Facility above three Trains, as described in Exhibit "C". Lessee may, however, increase the production capacity of the LNG Facility to three Trains, as described in Exhibit "C", provided the construction of the Trains is in all material respects consistent with the provisions of this Lease, the Plant Layout Plans and Interconnection Plans and any modifications thereto approved by Lessor in accordance with Article 8. Except as provided in the preceding sentence, Lessee not alter or modify the LNG Facility in any manner which would result in an increase in the amount of water, electricity or other services required to be provided by Lessor hereunder (including, without limitation, any increase in the amount of Return Gas delivered to Lessor) beyond the amounts specified in this Lease and the Exhibits hereto, in either case without first obtaining Lessor's prior written consent, which may be withheld in Lessor's sole and absolute discretion.

ARTICLE 9.
DESTRUCTION

        9.1   Obligation to Rebuild. In the event that Lessee's Improvements or any of them are damaged or destroyed in whole or in part by any casualty, whether or not covered by insurance, Lessee may, in its sole and absolute discretion, elect to rebuild or restore Lessee's Improvements in accordance with the Plans and Specifications and otherwise subject to compliance with Article 8 (as if the provisions of such Article 8 which apply to the initial construction of Lessee's Improvements were also expressly applicable to such rebuilding and restoration). In the event Lessee elects not to rebuild or restore such Lessee's Improvements, Lessee shall have the option to terminate this Lease, which option may be exercised only by the delivery to Lessor, not later than [***] from the date such damage or destruction occurs, of a written notice of termination. Such notice shall specify a date of termination of this Lease, which date shall not be less than [***] from the date such notice is delivered to Lessor. In the event that Lessee so elects to terminate this Lease, Lessee shall cause to be completed on or before the end of said [***] all of the Removal and Remediation Obligations, which obligations shall survive the termination of this Lease; provided, however, that if Lessor elects to have Lessee remove the subsurface Improvements as provided in Exhibit "L", Lessee shall have an additional [***] in which to complete its Removal and Remediation Obligations. Lessor and Lessee shall have no further obligations to each other after said effective date of termination respecting the Premises, except those obligations that, by the terms of this Lease or provisions of Legal Requirements, shall survive the termination of this Lease.

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        9.2   No Abatement of Rent. Unless this Lease is terminated by Lessee as provided in Section 9.1, there shall be no abatement of Rent by reason of damage to or destruction of the Premises in whole or in part. In the event Lessee elects to terminate this Lease as provided in Section 9.1, Lessee shall continue to be obligated to pay Rent and to comply with all of the provisions of this Lease until such time as Lessee has vacated the Premises and paid and performed all of its obligations hereunder which are required to be paid and performed prior to the expiration or earlier terminate of this Lease. Lessee hereby waives the provision of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and all present and future amendments thereto, and all other Legal Requirements that would permit or cause termination of a lease or abatement of rental obligations upon damage to or destruction of the property subject thereto.

ARTICLE 10.
CONDEMNATION

        10.1 Rights. Lessor and Lessee agree that, in the event of a Taking, all rights between them and in and to an Award shall be as set forth herein, and Lessee shall have no right to any Award except as set forth herein. In no event shall any portion of the Award that is attributable to Lessee's leasehold interest in the Demised Land be paid to Lessee, and Lessee hereby assigns to Lessor the portion, if any, of the Award that is attributable to Lessee's leasehold interest in the Demised Land. Lessee shall be entitled to such portion of the Award allocable to Lessee's Improvements, and Lessor shall have no right or interest therein or thereto.

        10.2 Total Taking. Subject to Section 10.5, in the event of a Total Taking, Lessee's interest in the leasehold created by this Lease shall continue until the Taking is completed by deed, contract, final order or judgment of condemnation or otherwise, at which time such leasehold shall terminate. Subject to Section 10.4, Lessee shall continue to be obligated to pay all Rent and shall otherwise be bound by the provisions of this Lease.

        10.3 Substantial Taking. In the event of a Substantial Taking, Lessee may, by written notice to Lessor given not later than the earlier of (a) [***] after receipt by Lessee of notice of any intended Taking or (b) the date upon which such Taking shall be completed, elect to treat the Taking as a Total Taking. If Lessee does not deliver such notice within such time period, the Taking shall be treated as a Partial Taking. A Substantial Taking shall be treated in the same manner as a Total Taking.

        10.4 Possession Following Notice of Taking. Lessee may continue to occupy the Premises and Improvements and use the Easement(s) until the condemning authority takes physical possession of the Premises, Easement(s) and Improvements. However, at any time following any notice of any intended Total Taking or Substantial Taking, Lessee may elect to deliver possession of the Premises to Lessor before the actual taking of possession by the condemning authority. Such election shall be made by Lessee by written notice declaring the election and agreeing to pay all Rent and performing all other obligations required under this Lease through the date of Taking. Lessee's right to apportionment of or compensation from the Award shall accrue as of the date that Lessee delivers possession to Lessor.

        10.5 Apportionment for Award of Total Taking. Upon a Total Taking or upon a Substantial Taking, Lessee shall receive from the Award those portions of the Award that are attributable to Lessee's ownership interest in the Lessee's Improvements and Personal Property located on or about the Premises and any amounts awarded for: (a) restoration of the Lessee's Improvements and Personal Property of Lessee on the Premises (and/or Easement(s)); (b) removal, relocation or loss of any Lessee's Improvements or Personal Property from the Premises (and/or Easement(s)); (c) anticipated or lost profits or damages because of detriment to or interruption of the business of Lessee or any special damages of Lessee (provided that if no portion of the damages contained in this clause are included in the Award for the Taking, Lessee shall have the absolute right to prosecute Lessee's own claim for damages as permitted by law and to receive and keep all proceeds of any such claim free from any claim of Lessor); and (d) any severance damage to the Lessee's Improvements and Personal Property of Lessee on the Premises (and/or Easement(s)).

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        10.6 Partial Taking. This Lease shall remain in full force and effect following a Partial Taking, and shall cover the remaining portion of the Premises. Lessee shall receive from the Award those portions of the Award that are attributable to Lessee's ownership interest in the Lessee's Improvements, fixtures, equipment and personal property located on or about the Premises and any amounts awarded for: (a) restoration of the Lessee's Improvements and Personal Property of Lessee on the Premises (and/or Easement(s)); (b) removal, relocation or loss of any Lessee's Improvements or Personal Property from the Premises (and/or Easement(s)); (c) anticipated or lost profits or damages because of detriment to or interruption of the business of Lessee or any special damages of Lessee (provided that if no portion of the damages contained in this clause are included in the Award for the Taking, Lessee shall have the absolute right to prosecute Lessee's own claim for damages as permitted by law and to receive and keep all proceeds of any such claim free from any claim of Lessor); and (d) any severance damage to the Lessee's Improvements and Personal Property of Lessee on the Premises (and/or Easement(s)).

        10.7 Taking for Temporary Use. In the event of any Taking of the temporary use of all or any portion of or interest or estate in the Premises, Easement(s) and/or Lessee's Improvements, for a period ending on or before the expiration or earlier termination of this Lease, neither the Term nor the Rent under this Lease shall be reduced or affected in any way, and Lessee shall be entitled to the entire Award for the use or estate taken. If any such Taking of the temporary use of all or any portion of or interest or estate in the Premises, Easement(s) and/or Improvements is for a period extending beyond the expiration or earlier termination of this Lease, such Taking shall be treated under the foregoing provisions of this Article 10.

        10.8 Remediation Obligations. Nothing in this Article 10 shall relieve Lessee of its obligations under Section 7.3 hereof, provided; however, that in the event of a Taking, Lessee's remediation obligations with regard to the portion of the Demised Land subject to the Taking shall be limited to that required by the condemning authority.

        10.9 Sole and Exclusive Remedies. This Article 10 sets forth Lessee's sole and exclusive remedies in the event of a Taking. Each Party hereby waives the provisions of Sections 1265.120 and 1265.130 of the California Code of Civil Procedure and the provisions of any successor or other law of like import.

ARTICLE 11.
LESSEE'S DEFAULT

        11.1 Lessee's Default Defined. For the purposes of this Lease, the terms "Default by Lessee" and "Lessee's Default" both mean the occurrence of any one or more of the following events:

          (a)   failure of Lessee to pay any Rent within [***] after written notice to Lessee following the date such Rent becomes due;

          (b)   any assignment, encumbrance, transfer, delegation, subleasing or other occupancy of all or any portion of Lessee's interest in this Lease or all or any portion of the Demised Land in violation of Article 14;

          (c)   any failure by Lessee to maintain the insurance policies and coverages required to be maintained by Lessee pursuant to Article 6;

          (d)   any material breach by Lessee of any of its representations and warranties hereunder;

          (e)   any failure by Lessee to pay prior to delinquency any Property Taxes;

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          (f)    Lessee shall cease doing business as a going concern, make an assignment for the benefit of creditors, generally not pay its debts as they become due or admit in writing its inability to pay its debts as they become due, file a petition commencing a voluntary case under any chapter of the Bankruptcy Code, be adjudicated an insolvent, file a petition seeking for itself any reorganization, composition, readjustment, liquidation, dissolution or similar arrangement under the Bankruptcy Code or any other present or future similar statute, law, rule or regulation, or file an answer admitting the material allegations of a petition filed against it in any such proceeding, consent to the filing of such a petition or acquiesce in the appointment of a trustee, receiver, custodian or other similar official for it or of all or any substantial part of its assets or properties, or take any action looking to its dissolution or liquidation;

          (g)   any case, proceeding or other action shall be instituted against either Lessee or Parent seeking the entry of an order for relief against Lessee as debtor, to adjudicate Lessee or any general partner thereof as a bankrupt or insolvent, or seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief against either Lessee or Parent thereof under the Bankruptcy Code or any other present or future similar statute, law, rule or regulation, which case, proceeding or other action either results in such entry, adjudication or issuance or entry of any other order or judgment having a similar effect, or remains undismissed for a period of [***], or within [***] after the appointment (without Lessee's or Parent's, as applicable, consent) of any trustee, receiver, custodian or other similar official for it or such general partner, or of all or any substantial part of its assets and properties, such appointment shall not be vacated;

          (h)   Abandonment, which continues for a period of [***] after Lessee's receipt from Lessor of written notice thereof (any such notice being in lieu of, and not in addition to, any notice required under Section 1161 et seq., of the California Code of Civil Procedure);

          (i)    execution by either Lessee or Parent of an assignment for the benefit of creditors of all or substantially all of its assets that are available by law for the satisfaction of claims of judgment creditors of Lessee or Parent, as applicable; or

          (j)    breach by Lessee or CE Construction of any material provision of this Lease, except those mentioned in subparts (a) through (i) of this Section 11.1, not cured within [***] after Lessor gives Lessee written notice of the breach (any such notice being in lieu of, and not in addition to, any notice required under Section 1161 et seq., of the California Code of Civil Procedure), or, in the case of breaches which cannot be cured solely by the payment of money and which reasonably require more than [***] to cure, not cured within a reasonable time after the giving of such notice, provided that Lessee commences curing such breach within said [***] after the giving of such notice and thereafter diligently prosecutes to completion such cure, provided further that, in all events, Lessee shall have fully cured such breach within [***] after the giving of such notice.

        11.2 Lessor's Right to Terminate. In the event of a Default by Lessee, Lessor shall have, in addition to any other remedies now or later available to Lessor hereunder or at law or equity, the right to terminate this Lease and Lessee's right to possession of the Premises by giving written notice of termination to Lessee, and Lessee shall in such event:

          (a)   pay to Lessor any accrued and unpaid Rent earned to the date of termination;

          (b)   pay to Lessor an amount equal to [***]; and

          (c)   undertake and complete within not more than [***] following such termination the Removal and Remediation Obligations.

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        11.3 Lessor's Right Not To Terminate. Unless and until Lessor elects to terminate this Lease and Lessee's right to possession as provided in Section 11.2, this Lease shall continue in full force and effect after Default by Lessee, and Lessor may enforce all of its rights and remedies under this Lease, including, without limitation, the right to recover or enforce payment of Rent as it becomes due under this Lease.

        11.4 Cessation of Services. Upon the occurrence of a Default by Lessee hereunder, in addition to any other remedies now or later available to Lessor hereunder or at law or equity, Lessor may cease delivery of any of the Core Services without an adjustment in Rent.

        11.5 General. Efforts by Lessor to mitigate damages caused by any Default by Lessee shall not constitute a waiver by Lessor of any of Lessor's rights or remedies under this Lease, and nothing contained in this Lease shall affect any rights of Lessor under this Lease to indemnification arising prior to termination of this Lease. Neither reasonable acts of repair, alteration, maintenance, reletting, or preservation of the Premises, nor the appointment of a receiver or trustee, whether in bankruptcy proceedings or otherwise, upon initiative of Lessor to protect Lessor's interests under this Lease, shall constitute an election by Lessor to terminate this Lease or Lessee's right to possession of the Premises. If Lessor permits this Lease to continue in full force and effect after a Default by Lessee, Lessor may, nevertheless, at any time thereafter elect to terminate this Lease and Lessee's right to possession of the Premises under the provisions of Section 11.2, for such previous Default by Lessee, provided the Default by Lessee has not then been cured. The rights and remedies of Lessor under this Article 11 shall be additional to all other rights and remedies provided to Lessor in this Lease or by law or in equity, whether now in force or hereafter enacted, including, without limitation, injunctions and other equitable relief. In no event shall Lessor assert, or bring any action against any of Lessee's employees, agents, or representatives alleging, personal liability of any of them for any such breach by Lessee.

        11.6 Right of Lessor to Perform. Following not less than [***] written notice (except in cases of emergency, when no notice shall be required), Lessor may, but shall not be obligated, to make any payment required of Lessee under this Lease that Lessee fails timely to pay. No such payment by Lessor shall constitute a waiver of, or release Lessee from, Lessee's said obligation or any other obligation of Lessee under this Lease, nor shall such payment by Lessor diminish or affect in any way other rights and remedies of Lessor set forth elsewhere in this Lease that may be applicable by reason of Lessee's failure to make a payment.

ARTICLE 12.
LESSOR'S DEFAULT

        12.1 Lessor's Default Defined. For the purposes of this Lease, the terms "Default by Lessor" and "Lessor's Default" both mean a breach by Lessor of any material provision of this Lease which is not cured within [***] after Lessee gives Lessor written notice of the breach, or, in the case of breaches which cannot be cured solely by the payment of money and which reasonably require more than [***] to cure, not cured within a reasonable time after the giving of such notice, provided that Lessor commences curing such breach within said [***] after the giving of such notice and thereafter diligently prosecutes to completion such cure, provided further that, in all events, Lessor shall have fully cured such breach within [***] after the giving of such notice. Notwithstanding the foregoing, the [***] cure period referred to above shall not be applicable to a breach by Lessor of its obligation to deliver a Core Service. The failure of Lessor to deliver a Core Service, caused by circumstances other than a voluntary decision or act by Lessor to cease or reduce a Core Service, shall not constitute a Default by Lessor provided Lessor uses commercially reasonably efforts to fully restore the Core Service.

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        12.2 Lessee's Remedies. Upon the occurrence of a Default by Lessor, Lessee shall have the right to terminate this Lease upon not less than [***] written notice to Lessor. Such right shall be in addition to any other rights and remedies that Lessee may have under applicable law, subject to the limitations on Lessor's liability contained herein.

        12.3 Limitations on Lessor's Liability. Notwithstanding any other provision of this Lease to the contrary, in no event shall any Lessor Party be liable to Lessee or its Affiliates (the "Lessee Parties") on account of any Claims, except to the extent expressly set forth in this section 12.3.

          (a)   In no event shall the Lessor Parties have any liability for any indirect, special, consequential (including, without limitation, loss of business opportunity or business goodwill), punitive, exemplary or other damages. Furthermore, the liability of the Lessor Parties on account of all Claims shall be subject to the following limitations:

            (i)    [***]

            (ii)   The aggregate liability of the Lessor Parties' with respect to all Claims arising out of facts or circumstances occurring during the Term other than Core Service Default Claims shall not exceed [***].

            (iii)  [***]

          (b)   Lessee agrees not to assert, or bring any action against, any of Lessor's shareholders, officers, directors, employees, agents, or representatives alleging any personal liability of any of them for any Claims.

          (c)   Lessee, on behalf of itself and its successors and assigns, does hereby irrevocably release and forever discharge, and covenant not to sue, the Lessor Parties with respect to any Claims (whether known or unknown, contingent or fixed, suspected or unsuspected, liquidated or unliquidated, concealed or hidden) to the extent such Claims exceed the limitations set forth in this Section 12.3. Lessee further agrees, represents and warrants that the matters released herein are not limited to matters which are known or disclosed, and Lessee hereby waives any and all rights and benefits which it now has, or in the future may have, conferred upon it by virtue of the provisions of Section 1542 of the Civil Code of the State of California which provides as follows:

    A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

  Lessee hereby agrees, represents and warrants that it has read and understood this Section 12.3, and Lessee realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Lessee further agrees, represents and warrants that this Section 12.3 has been negotiated and agreed upon in light of that realization and that Lessee nevertheless hereby intends to release, discharge and acquit the Lessor Parties as set forth hereinabove from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses.

          (d)   Lessee acknowledges and agrees that the limitations on the liability of the Lessor Parties set forth in this Section 12.3 are a material inducement to Lessor to enter into this Lease and that in the absence of such limitations, Lessor would not enter into the transactions contemplated by this Lease. Lessee represents and warrants that it has had advice of counsel of its own choosing in negotiations for and the preparation of this Lease and the provisions of this Section 12.3 (including the release set forth in Section 12.3(c)).

          (e)   Nothing in this Section 12.3 shall be deemed to limit the provisions of Article 16 of this Lease.

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        12.4 Termination of Services by Lessor(a) Lessor shall have the right, to be exercised in its sole and absolute discretion subject to and in accordance with the provisions of this Section 12.4, to terminate its obligation to deliver any of the services required to be delivered by Lessor pursuant to Section 2.4 (including any of the Core Services).

          (b)   In the event that Lessor elects to terminate its obligation to deliver any of the services set forth in Section 2.4(a), Lessor shall provide Lessee with prior written notice of such election (an "Election Notice"). Each Election Notice shall specify a date (the "Termination Date") upon which the applicable service(s) shall be terminated, which Termination Date shall not be less than [***] from the date of the Election Notice. In the case of Process Water, Lessor may terminate this service upon not less than [***] from the date of the Election Notice, if Lessee is permitted to use the Alternate Process Water Line interconnected with the AVEK Water Line. If Lessor does not allow Lessee to interconnect the Alternate Process Water Line with the AVEK Water Line in order to obtain its full quantity of Process Water as provided in Exhibit "E-2", Lessor will provide [***] prior written notice to Lessee of its election to cease providing Process Water to Lessee. If Lessor permits Lessee to interconnect the Alternate Process Water Line with the AVEK Water Line, Lessor and Lessee will arrange for reasonable mutually acceptable metering of and invoicing for the water consumed by Lessee from the AVEK Water Line. The cost of all water from the AVEK Water Line consumed by Lessee shall be paid by Lessee. Termination of a service provided to Lessee in accordance with this Section 12.4(b) will not constitute a Default by Lessor.

          (c)   During the period following the delivery of an Election Notice and prior to the Termination Date set for the service(s) covered thereby, Lessor shall use Commercially Reasonable Efforts to assist Lessee, at no material out-of-pocket expense to Lessee, in obtaining an alternative source of the service(s) to be discontinued, including supporting the obtaining of Permits and the procurement of access and Easements necessary to effect the changeover to the new source.

          (d)   Upon the Termination Date set forth in the Election Notice, (i) Lessor's obligation to deliver the service(s) described therein shall terminate and Lessor shall have no further obligation to deliver such service(s), and (ii) the Rent shall be reduced in accordance with Exhibit "J".

          (e)   The provisions of this Section 12.4 shall not apply to an election by Lessor to terminate its obligation to deliver Energy, which election shall be governed by the provisions of Section 8 of Exhibit "D" or to termination of services pursuant to Section 19.20.

          (f)    Notwithstanding any other provision of this Lease, except as expressly set forth in Exhibit "D" with respect to Lessee's right to procure Energy from Southern California Edison Company or its successor utility, in no event shall Lessee have the right to procure any of the services to be provided by Lessor to Lessee hereunder, including the services described in Section 2.4, unless Lessor terminates its right to provide such services in accordance with this Section 12.4 or fails to provide such services in default of its obligations to do so hereunder.

          (g)   Notwithstanding the foregoing, Lessor shall not be obligated to accept (i) Return Gas or (ii) Process Waste Water from Lessee if Lessee is failing to meet the respective quality standards with respect thereto set forth in Exhibits "F-2" and "E-2", respectively.

          (h)   In the event of a temporary cessation or termination of the provision of a Core Service by Lessor to Lessee, for any reason other than a failure by Lessee to deliver Return Gas or Process Waste Water meeting the standards set forth in Exhibits "F-2" and "E-2", respectively, or other Default by Lessee, there shall be a corresponding adjustment to Long-Term Variable Rent as and to the extent provided in Exhibit "J".

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ARTICLE 13.
ESTOPPEL CERTIFICATES AND SALE BY LESSOR

        13.1 Estoppel Certificates, etc. Each Party agrees to execute and deliver to the other Party (and its lender, if applicable), within [***] following request, an estoppel certificate and such other instruments and documents as the requesting Party may reasonably request evidencing the status of this Lease. Such estoppel certificate shall include, among other things, (i) a certification that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, and certifying the date to which the Rent and any other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the responding Party's knowledge, any uncured defaults on the part of either Party hereunder, or specifying such defaults if they are claimed. Such estoppel certificate shall permit reliance thereon by any auditor, creditor, commercial banker, and investment banker of the responding Party and, in the case of an estoppel certificate delivered by Lessee, by any prospective purchaser or encumbrancer of all or any part of the Borax Site or of all or any part of Lessor's interests under this Lease.

        13.2 Failure to Deliver Estoppel Certificates. If either Party shall fail to execute and deliver, within the time required by Section 13.1, any such estoppel certificate, then, in addition to constituting a default by such Party hereunder:

          (a)   Such failure shall constitute acknowledgment by the Party failing to deliver the estoppel to any third party, such as, but not limited to, a person or entity purchasing assets or lending money, that this Lease is unmodified and in full force and effect (except as may be represented by the Party requesting the estoppel) and that all Rent has been duly and fully paid to and including the respective due dates immediately preceding the date of the notice of request (except as may be represented by the Party requesting the estoppel) and shall constitute a waiver, with respect to all such third persons, of any defaults that may exist before the date of the notice and shall be a default under this Lease; and

          (b)   The Party failing to deliver the estoppel shall be estopped to assert or claim anything respecting the status of this Lease that is contrary to the representations made by the Party requesting the estoppel, and such third person may rely upon such estoppel.

        13.3 Liability Upon Transfer.

          (a)   In the event that Lessor shall sell or otherwise transfer its title to the Premises, after the effective date of such sale or transfer, and upon assumption of all of Lessor's obligations hereunder by the buyer or transferee of the Premises, whether expressly or by operation of law, Lessor shall have no further liability under this Lease to Lessee, except as to matters of liability which have accrued before, and are unsatisfied as of, the date of sale or transfer, and Lessee shall thereafter seek performance solely from Lessor's successor.

          (b)   In the event that Lessee shall assign its interest in this Lease in accordance with the provisions of Article 14, after the effective date of such assignment, and upon assumption of all of Lessee's obligations hereunder, whether expressly or by operation of law, Lessee shall have no further liability under this Lease to Lessor, and in the event of a Transfer described in Sections 14.2(a) or (b), the Parents' Guaranty shall terminate, except as to matters of liability which have accrued before, and are unsatisfied as of, the date of Transfer, and Lessor shall thereafter seek performance solely from Lessee's successor.

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ARTICLE 14.
ASSIGNMENT AND SUBLETTING

        14.1 Generally Forbidden. Except as permitted under Section 14.2, Lessee shall not sell, assign, delegate, encumber, or otherwise transfer this Lease or any of Lessee's rights or obligations hereunder, nor shall Lessee sublet or permit or suffer any Person (other than Lessor) to occupy or use all or any portion of the Premises (any such action, a "Transfer"), and any attempt to effect a Transfer shall be null and void, shall constitute a Default by Lessee, and, at Lessor's option, shall terminate this Lease. The foregoing prohibition against Transfers shall apply fully to an assignment by operation of law. Sales, assignments, encumbrances or other transfers, whether in one transaction or a series of transactions, of a controlling equity interest in Lessee shall constitute an attempted Transfer of this Lease and shall be prohibited by this Section 14.1; provided, however, that a transfer of equity interests in Lessee from a Person who holds such interests as of the date of this Lease to another wholly-owned subsidiary of Parent shall not constitute a Transfer for purposes of this Section 14.1 so long as Lessee provides notice of such transfer to Lessor within thirty (30) days following the effectiveness of such Transfer.

        14.2 Permitted Transactions. Notwithstanding the provisions of Section 14.1, with the prior written consent of Lessor, which consent shall not be unreasonably withheld, Lessee shall have the right and power to assign its interests under this Lease (a) to any Person that is concurrently acquiring substantially all of the business assets of Parent, including Parent's ownership interest in Lessee, whether structured as a "assets" sale or a sale of equity interests in Parent; (b) to a Person that acquires the LNG Facility from Lessee; and (c) to any business entity that controls, is controlled by, or is under common control with Lessee.

        14.3 Transfer Procedures. If Lessee desires to Transfer this Lease (other than to secure a debt financing to the extent permitted in Section 8.6) or any interest herein, then at least thirty (30) days (but no more than one hundred eighty (180) days) prior to the effective date of the proposed Transfer, Lessee shall submit to Lessor a written request (a "Transfer Notice") for Lessor's consent, which notice shall include:

          (a)   A statement containing (i) the name and address of the proposed transferee (the "Transferee"); (ii) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other reasonable information and materials (including without limitation, credit reports and bank and character references) required by Lessor to assist Lessor in reviewing the financial responsibility, character, and reputation of the proposed Transferee (provided, that if Lessor requests such additional information or materials, the Transfer Notice shall not be deemed to have been received until Lessor receives such additional materials); (iii) the nature of such Transferee's business; (iv) the proposed effective date of the Transfer; and (v) all of the principal terms of the proposed Transfer, including the consideration to be paid to Lessee in connection therewith. At the request of the proposed Transferee, Lessor will sign a reasonable and customary form of confidentiality agreement covering the information provided to Lessor. Without limitation as to other reasonable grounds for withholding consent, it shall be reasonable under this Lease and under any applicable law for Lessor to withhold consent to any proposed Transfer where one or more of the following apply: (1) the Transferee intends to use the Premises other than for operation of the LNG Facility in accordance with this Lease; (2) the Transferee is a governmental agency or instrumentality thereof; (3) the Transferee is not a party of reasonable financial worth and/or financial stability in light of the obligations of the Lessee under this Lease; and (4) the Transferee is a Person who is, or in the thirty-six months prior to the Transfer Notice has been, adverse to Lessor in any arbitration, litigation, mediation or other similar proceeding.

          (b)   After Lessor's consent to the Transfer and promptly after execution, Lessee shall deliver to Lessor four (4) originals of the proposed assignment or sublease or other evidence of the Transfer on a form approved by Lessor and four (4) originals of the of Lessor's consent to such Transfer executed by Lessee and the proposed Transferee.

          (c)   If Lessee modifies any of the terms and conditions relevant to a proposed Transfer specified in the Transfer Notice such that Lessor would be entitled to withhold its consent to such Transfer under Article 14, Lessee shall re-submit such Transfer Notice to Lessor for its consent pursuant to all of the terms and conditions of this Article 14.

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          (d)   With respect to each Transfer proposed to be consummated by Lessee, whether or not Lessor shall grant consent, Lessee shall pay all of Lessor's out-of-pocket expenses, fees, and costs, as well as any professional, attorneys', accountants', engineers' or other consultants' fees reasonably incurred by Lessor relating to such proposed Transfer within thirty (30) days after written request by Lessor.

        14.4 Prohibited Persons. Notwithstanding any other provision of this Lease to the contrary, in no event shall Lessee effect a Transfer of any portion of its interest in this Lease or the Premises to a Prohibited Person.

        14.5 Miscellaneous Provisions. Without limiting the foregoing provisions of this Article 14, the acceptance of Rent by Lessor from any other person shall not be deemed to be a waiver of Lessor of any provision of this Article 14.

ARTICLE 15.
RIGHT OF FIRST REFUSAL

        15.1 ROFR Notice. Without limiting the provisions of Article 14, in the event that Lessee seeks to Transfer all or a majority of its interest in the LNG Facility, whether such Transfer is structured as an asset sale or a sale of a controlling equity interest in Lessee (whether such sale occurs in a single sale or in a series of Transfers), Lessee shall include with the Transfer Notice delivered in accordance with Article 14 a written right of first refusal notice (a "ROFR Notice"). Each ROFR Notice shall set forth the proposed Transferee's name and shall include a summary of the terms of the proposed Transfer, including without limitation, the purchase price and method of payment, and shall have attached to it a copy of any offer or counteroffer executed or to be executed by Lessee and the Transferee. If the proposed Transfer is to be made in exchange for property of the Transferee, the ROFR Notice shall also include the dollar value placed on the Transferee's property by Lessee. Lessee represents and warrants that the purchase price, terms and conditions referred to in the ROFR Notice shall have been arrived at through arm's length negotiations.

        15.2 Response to ROFR Notice. If Lessor, within [***] after receipt of a ROFR Notice, indicates in writing to Lessee its agreement to purchase the LNG Facility to be Transferred on the terms stated in such ROFR Notice, Lessee shall sell and convey such property to Lessor on the same terms and conditions as set forth in such ROFR Notice, except that in the event of a proposed exchange of property Lessor shall pay the aforesaid dollar value placed on the property in full in cash rather than exchange property. If Lessor does not notify Lessee of its intent to exercise its right of first refusal within such [***] period, or if Lessor gives Lessee written notification that it does not elect to exercise such right of first refusal, then Lessee may Transfer the LNG Facility free of this right of first refusal on the same terms and conditions offered to Lessor as set forth in the ROFR Notice, subject to the provisions of Section 14.3 hereof.

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        15.3 Timing of Transfer; Change of Terms. If Lessee does not complete the Transfer of the LNG Facility described within the ROFR Notice within [***] of (i) the expiration of the aforementioned [***] period or (ii) such earlier date on which Lessor notifies Lessee that it does not wish to exercise its right of first refusal, or if Lessee intends to Transfer the LNG Facility on terms and conditions which are changed or modified from those stated in the ROFR Notice, then the transaction or any further transaction shall be deemed a new determination by Lessee to Transfer the LNG Facility and the provisions of this Article 15 shall again be applicable to any proposed Transfer.

        15.4 Termination of Right. Lessor's right of first refusal as provided herein shall be extinguished if and only if Lessor fails to exercise its right to purchase the LNG Facility within the [***] period provided above and Lessee thereafter Transfers the LNG Facility to the Transferee and on the terms set forth in the ROFR Notice within the [***] period provided above, and provided the offer from the Transferee presented to Lessor in the ROFR Notice was a valid, bona fide and binding third party offer. Failure by Lessor to respond to any other offer shall in no way extinguish the right granted to Lessor hereunder which shall in such case continue to burden the LNG Facility.

        15.5 Valuation. In the event Lessee elects to exchange its interest in the LNG Facility rather than to sell it, if Lessor objects to the dollar value placed by Lessee on the exchange property as stated in the ROFR Notice, Lessor shall notify Lessee of its objection and the dollar value shall be the first market value of such property as established by an appraiser appointed by Lessor, who shall be a member of the American Institute of Real Estate Appraisers. The [***] period provided in Section 15.2 for Lessor to deliver notice of exercise of its right to purchase the LNG Facility shall be extended for so long as it takes to complete such appraisal. All costs and expenses incurred by the appraiser shall be shared equally by Lessee and Lessor.

        15.6 Transfer Defined. As used in this Article 15, the term "Transfer" shall be defined to mean any transfer, sale, lease, or other conveyance, whether by agreement for sale or in any other manner.

        15.7 Right of First Refusal Exercised. Within [***] of Lessee's receipt of Lessor's notice of exercise, an escrow shall be opened at an escrow company selected by Lessor, which escrow shall have a time limit of [***]. Lessee shall transfer its interest in the LNG Facility through said escrow to Lessor or Lessor's nominee subject only to real property taxes for the then-current fiscal year and customary permitted encumbrances, including, without limitation, all encumbrances of record, and all other encumbrances and defects in title and conditions which the proposed Transferee was willing to accept. Lessee and Lessor, or Lessor's nominee, shall each pay [***]; Lessee shall pay for any documentary tax stamps; and Lessor or its nominee shall pay the recording fee for any instruments which are recorded through such escrow.

        15.8 No Waiver of Assignment Restrictions. Nothing in this Article 15 shall be construed as limiting or waiving the provisions of Article 14 hereof.

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ARTICLE 16.
FORCE MAJEURE

        16.1 Effect of Force Majeure Events. Except as otherwise provided herein, either Party shall be excused from performance and shall not be construed to be in default in respect of any obligation hereunder for so long as failure to perform such obligation shall be caused by or arise out of a Force Majeure Event. "Force Majeure Event" means any event or occurrence beyond the reasonable control of a Party which causes such Party to be unable to perform its obligations hereunder (other than obligations to pay money), but only if and to the extent that (i) such circumstance or event or combination of events or circumstances, despite the exercise of reasonable diligence and care, cannot be or be caused to be prevented, avoided or removed by such Party; (ii) such circumstance or event is not the result of the failure of such Party to perform any of its obligations under this Lease; and (iii) such Party has given the other Party prompt notice of such circumstance or event in accordance with Section 16.3. Such events or occurrences may include, but are not limited to: explosions, fires, earthquakes, storms, lightning, wind, tornadoes, or other natural calamities and acts of God; acts of war or the public enemy and acts of terrorism, whether war be declared or not; public disorders, insurrection, rebellion, sabotage, riots or violent demonstrations; strikes, lockouts or other industrial action by workers or employees of a Party or such Party's contractors; sudden actions of the elements; actions or inactions by Governmental Authorities.

        16.2 Certain Delays not Excused. Notwithstanding that a Force Majeure Event otherwise exists, the provisions of this Article 16 shall not excuse the obligation to pay money in a timely manner, except to the extent that the Force Majeure Event directly affects the ability to remit such payments in a timely manner, nor shall a Force Majeure Event extend the In-Service Deadline beyond [***].

        16.3 Notice of Force Majeure Events. As soon as possible following the date of commencement of any Force Majeure Event and in no event later than [***] after the date the Party whose performance is affected by the Force Majeure Event knows of the occurrence of such an event, the affected Party shall advise the other Party in writing of the commencement, the nature and expected duration of such Force Majeure Event. If means of providing notice to the other Party are interrupted, such notice shall be provided within [***] after the resumption of means of providing notice to the other Party. As soon as possible and in no event later than [***] following the termination of a Force Majeure Event, the Party having invoked such Force Majeure Event as a cause of suspension and/or delay of performance shall notify the other Party that it is able to resume performance.

        16.4 Period of Suspension or Delay and Mitigation. The suspension or delay of performance due to a Force Majeure Event shall be of no greater scope and no longer duration than is required by the Force Majeure Event. The affected Party shall: (a) undertake all Commercially Reasonable Efforts to prevent and reduce to a minimum and mitigate the effect of any delay occasioned by any Force Majeure Event; and (b) undertake Commercially Reasonable Efforts to ensure resumption of normal performance of this Lease after the termination of any Force Majeure Event and shall perform its obligations to the maximum extent practicable.

ARTICLE 17.
REPRESENTATIONS AND WARRANTIES

        17.1 Representations and Warranties of Lessee. Lessee represents and warrants to Lessor as follows, as of the execution date of this Lease:

          (a)   Lessee is duly organized, validly existing and in good standing under the laws of the state of its organization, with full power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use and to perform all of its obligations under this Lease.

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          (b)   This Lease constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms. Lessee has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Lease and to perform its obligations hereunder.

          (c)   The execution, delivery or performance of the Project Agreements by Lessee will not directly or indirectly (with or without notice or lapse of time): (i) contravene, conflict with or result in a violation of any provision of the Organizational Documents of Lessee, or any resolution adopted by the stockholders, members, board of directors, or the general partner (as the case may be) of Lessee currently in effect; (ii) contravene, conflict with or result in a violation of, or give any Governmental Authority or other Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Lessee, or any of the assets owned or used by Lessee, may be subject; (iii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify any Permit that is held by Lessee or Lessor for the mining operation, or that otherwise relates to the business of, or any of the assets owned or used by, Lessee; or (iv) contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Contract which it has entered into and is currently enforceable against it.

          (d)   To the best of Lessee's knowledge, there is no pending Proceeding that has been commenced that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the performance by Lessee of any of its obligations hereunder.

          (e)   To the best of Lessee's knowledge, the Permits listed on Exhibit "H" are all of the Permits which are necessary in order to allow Lessee to construct and operate the LNG Facility.

          (f)    Neither Lessee nor Parent is a Prohibited Person.

        17.2 Representations and Warranties of Lessor. Lessor represents and warrants to Lessee as follows, as of the effective date of this Lease:

          (a)   Lessor is duly organized, validly existing and in good standing under the laws of the state of its organization, with full power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use and to perform all its obligations under this Lease.

          (b)   This Lease constitutes the legal, valid and binding obligation of Lessor, enforceable against Lessor in accordance with its terms. Lessor has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Lease and to perform its obligations hereunder.

          (c)   The execution, delivery and performance of this Lease by Lessor will not directly or indirectly (with or without notice or lapse of time): (i) contravene, conflict with or result in a violation of any provision of the Organizational Documents of Lessor, or any resolution adopted by the stockholders, members, board of directors, or the general partner (as the case may be) of Lessor currently in effect; or (ii) contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Contract which it has entered into and is currently enforceable against it.

          (d)   To Lessor's knowledge, there is no pending Proceeding that has been commenced that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the performance by Lessor of its obligations hereunder.

          (e)   Lessor is not a Prohibited Person.

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        17.3 Acknowledgment. Each of Lessor and Lessee acknowledges that the representations and warranties set forth in this Article 17 and elsewhere in this Lease constitute the sole and exclusive representations and warranties of the Parties in connection with the transactions contemplated hereby. There are no representations, warranties, covenants, understandings or agreements among the Parties regarding the Premises or the LNG Facility other than those contained in this Lease. Without limiting the generality of the foregoing, Lessor acknowledges that in entering into this Lease, Lessor is not relying upon any projections as to the production or revenue generating capacity of the LNG Facility which may have been provided to Lessor by Lessee, and Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation or warranty with respect to the Premises or their condition, including, without limitation, with respect to the presence or absence of Hazardous Substances, the geophysical condition of the Demised Land, or the availability of adequate utilities (except to the extent that Lessor has agreed to provide the same hereunder). Lessee agrees that the Premises shall be leased and delivered to Lessee in its "AS-IS/WITH ALL FAULTS" condition.

ARTICLE 18.
JOINDER

        18.1 Joinder of CE Construction CE construction joins in this Lease as a party solely at the request of Lessee for purposes of allowing Lessee to cause the construction of the LNG Facility and any other Improvements permitted to be made by Lessee under the Lease to be completed in accordance with applicable contractor licensing requirements. CE Construction represents and warrants to Lessor that CE Construction holds all of the licenses necessary to construct the LNG Facility and such other Improvements. CE Construction shall not have any rights to enforce this Lease against Lessor and all such enforcement rights shall be vested in Lessee. Nothing in this Lease is intended to provide CE Construction with any rights of possession or occupancy of the Demised Land, including, without limitation, any rights as a tenant, subtenant or licensee of Lessor or Lessee, and CE Construction's right to enter upon the Demised Land shall be solely those of a guest or invitee of Lessee. Any breach of or default under any of the provisions of this Lease by CE Construction shall be deemed to be a breach of or default by Lessee under this Lease and shall entitle Lessor to exercise any or all of its rights and remedies under this Lease or at law or in equity. Any notices required to be provided under this Lease, including notices with respect to any default by Lessee, shall be deemed to have been provided to both Lessee and CE Construction upon the delivery of such notice to Lessee in accordance with the provisions of this Agreement.

ARTICLE 19.
MISCELLANEOUS PROVISIONS

        19.1 Headings. The article and section headings used in this Lease are for purposes of convenience only. They shall not be construed to limit or to extend the meaning of any part of this Lease.

        19.2 Exhibits. Each and every exhibit or schedule to this Lease to which reference is made in this Lease or the Exhibits hereto is incorporated, by that reference, into this Lease and made a part hereof.

        19.3 Recitals. Lessor and Lessee each represent and warrant to the other that it has no knowledge or notice of any facts or circumstances indicating that any of the Recitals is false, incomplete, or misleading as written. The Recitals are, by this reference, incorporated into, and made a part of, this Lease.

        19.4 Waiver. Waiver by Lessor of any breach of any provision of Lease shall not be deemed to be a waiver of such provision or of any subsequent breach of the same or of any other provision of this Lease.

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        19.5 Notices Any notice, demand, approval, consent, or other communication required or desired to be given under this Lease in writing shall be personally served or given by overnight express carrier or by mail, and if mailed, shall be deemed to have been given when three (3) business days have elapsed from the date of deposit in the United States Mail, certified and postage prepaid, addressed to the Party to be served at the last address as has then been given by that Party to the other Party by written notice done in compliance with the provisions of this Section 19.5. For purposes of this Section 19.5, acknowledged or proven receipt of any notice, demand, approval, consent, or other communication done by facsimile transmission or by e-mail to a Party's regular business facsimile telephone number shall be deemed personal service thereof effective upon such acknowledgement of proven receipt. At the date of execution of this Lease, the respective mailing addresses of Lessor and Lessee are as follows:

Lessor:
U.S. Borax Inc. [***]
with a copy to:
U.S. Borax Inc. 26877 Tourney Road Valencia, California 91355 Attention: Legal Department Facsimile: (661) 287-5566
Lessee and CE Construction:
Clean Energy LNG, LLC 3020 Old Ranch Parkway, Suite 200 Seal Beach, California 90740 Facsimile: (562) 546-0097 Attention: Mitchell Pratt Facsimile: (562) 546-0097
with a copy to:
Sheppard Mullin Richter & Hampton, LLP Four Embarcadero Center 17th Floor San Francisco, California 94111-4106 Attention: James J. Slaby Facsimile: (415) 434-3947

        19.6 Attorneys' Fees. In the event that legal proceedings are commenced to enforce or interpret any of the terms or conditions of this Lease, for breach of any such terms or conditions, or to terminate the leasehold interest or right to possession of Lessee granted by this Lease, the prevailing Party in any such proceedings shall receive from the losing Party such reasonable sum for attorneys' fees and costs incurred, not limited to taxable costs, as may be fixed by the court, whether incurred at the trial court level or on any appeal, in addition to all other relief to which prevailing Party may be entitled.

        19.7 Successors. Without limiting or otherwise affecting any restrictions on assignments of this Lease or rights or duties under this Lease, this Lease and all of its terms and conditions shall run with the Demised Land and the Easements and shall be binding upon and inure to the benefit of the successors and assigns of Lessor and Lessee.

        19.8 Surrender of Lease Not Merger. Neither the voluntary or other surrender of this Lease by Lessee nor a mutual cancellation hereof shall cause a merger of the titles of Lessor and Lessee, but such surrender or cancellation shall operate as an assignment to Lessor of any or all such subleases that have been approved in writing by Lessor or are otherwise acceptable to Lessor.

        19.9 Entire Agreement. The Project Agreements set forth the entire agreement between Lessor and Lessee for the lease of the Premises and supersede all prior negotiations and agreements, written or oral, concerning or relating to the subject matter of this Lease, and may not be modified except by a writing executed by both Parties.

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        19.10 Severability. If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be held in any proceeding to be invalid or unenforceable, the remainder of this Lease shall be valid and enforceable to the fullest extent permitted by law, but only, if and to the extent such enforcement would not materially and adversely frustrate the Parties essential objectives as expressed herein.

        19.11 Construction. No provision of this Lease shall be construed against or interpreted to the disadvantage of either Lessor or Lessee by any court or other governmental or judicial authority by reason of such Party's having or being deemed to have structured, written, drafted or dictated such provisions.

        19.12 Governing Law. This Lease and all of the rights and obligations of Lessor and Lessee under this Lease or related to the Demised Land, or any part thereof, shall be governed by the laws of the State of California, not including choice of law rules and principles.

        19.13 Time is of Essence. Time is of the essence of this Lease.

        19.14 No Joint Venture. Nothing in this Lease shall be construed to render or constitute Lessor in any way or for any purpose a partner, joint venturer or associate in any relationship with Lessee other than that as landlord and tenant, nor shall this Lease be construed to authorize either Party to act as agent for the other Party except as expressly provided to the contrary in this Lease.

        19.15 Counterparts. This Lease may be executed in any number of counterparts, all of which together shall be deemed one and the same instrument, and each of which counterparts shall be deemed an original of this Lease for all purposes notwithstanding that less than all of the signatures may appear on any one counterpart.

        19.16 Recordation. Lessor and Lessee agree that this Lease shall not be recorded in the Official Records. Upon the Term Commencement Date, the Parties shall, within [***], mutually execute, acknowledge before a notary, and record in the Official Records, a memorandum of this Lease in customary form. The costs of such recordation shall be shared equally by Lessee and Lessor.

        19.17 No Sharing of Grants. Except as otherwise expressly provided herein, any grants or credits obtained by a Party hereto shall be retained by that Party and such Party shall not be required to share such grants or credits with the other Party hereto.

        19.18 Public Announcements; Community Interaction.

          (a)   Other than those incidental to filings required to comply with Legal Requirements or in connection with any public hearing, legal proceedings or dispute resolution procedure, any public announcement or similar publicity with respect to this Lease will be issued, if at all, at such time and in such manner as the Parties mutually determine. The Parties shall cooperate in good faith to agree upon the content of any public announcement incidental to filings required to comply with Legal Requirements or in connection with any public hearing. Notwithstanding the foregoing, in the event that either Party or its counsel (i) determines that, as a result of the Parties entering into this Lease, or the commencement of the transactions contemplated herein or therein, a filing on Form 8-K (or any similar or successor form) is required under applicable securities laws, including the Securities Exchange Act of 1934, as amended, or (ii) either Party is intending to file a registration statement under the Securities Act of 1933, as amended, covering certain of its securities, and such Party or its counsel believes that a copy of this Lease, or a description of the transaction contemplated herein or therein, is necessary to complete such registration statement or otherwise comply with applicable Securities and Exchange Commission ("SEC") requirements, such Party shall be entitled to make such filing. In the event this Lease is filed pursuant to the applicable SEC requirements, the Party filing this Lease will use Commercially Reasonable Efforts (which shall not include the obligation to commence any legal proceeding or to incur any substantial out-of-pocket costs or expenses) to obtain confidential treatment of this Lease by the SEC.

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          (b)   Lessor and Lessee shall reasonably cooperate so as to develop and maintain (and, in the case of Lessor, preserve) a positive working relationship with the local community surrounding the Borax Site. Neither party shall not take any actions which could reasonably be expected to have a material adverse effect upon the other Party's relationship with the community in which the Borax Site is located, including relationships with municipal and county governments, the State of California, and community organizations located in and around the Borax Site.

        19.19 Confidentiality. Except for disclosures permitted under Section 19.18, during the Term, and for a period of two (2) years after the termination or expiration of this Lease, the Parties will maintain in confidence all non public information and documents, including this Lease, provided or to be provided by and to one another with pursuant to or in connection with this Lease, except that information and documents may be disclosed (a) by a Party to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors, and to its and its Affiliates' actual or prospective equity investors, lenders and underwriters, (b) to the extent requested by any Governmental Authority or reasonably deemed appropriate to disclose by Lessee in connection with its application for the Permits and other approvals by Government Authorities contemplated hereby (including, without limitation, disclosures to community groups or other potential stakeholders in the permitting process), (c) to the extent required by Legal Requirements or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies under this Lease or any Proceeding relating to this Lease or the enforcement of rights hereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 19.19, to any permitted assignee or successor or prospective assignee or successor of a Party in and to any of the rights of such Party under this Lease, and (f) to the extent such information (i) becomes publicly available other than as a result of a breach of this Section 19.19 or (ii) becomes available to a Party on a non-confidential basis from a source other than the other Party.

        19.20 Non Dedication. The Parties acknowledge and agree that neither Party intends to perform its obligations hereunder as an electrical corporation, a gas corporation, a water corporation or as a public utility on a regulated or other basis. Each Party agrees that the delivery and acceptance of any services to be provided by one Party to the other Party under this Lease is solely on the terms set forth herein. Neither Party dedicates to the public any part of the services provided by such Party under this Lease. Neither Party shall assert in any proceeding before any Governmental Authority or otherwise that it or the other Party is an electrical corporation, a gas corporation, a water corporation or a public utility, nor shall either Party assert that the other Party has dedicated any services provided by such Party under this Lease to the public. In the event that any [***], Lessor shall have the right to cease providing such service upon [***] prior written notice to Lessee. Upon the cessation of any service to be provided by Lessor to Lessee under this Lease as a result of the foregoing action by a Governmental Authority, the Rent shall be adjusted pursuant to Exhibit "J". In the event service is so discontinued, the Parties shall reasonably cooperate to restructure, if possible, the manner in which such service is provided to Lessee so as to make such service not subject to regulation as a public utility under applicable Legal Requirements.

        19.21 No Solicitation of Employees.[***]

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        19.22 Dispute Resolution Procedures. In the event a dispute arises between the Parties related to this Lease, the following process shall be followed:

          (a)   Each Party will designate a senior executive ("Designated Representative") to represent it in connection with any dispute that may arise between the Parties (a "Party Dispute"). The designations will be communicated by each Party to the other Party not later than [***] following the date of execution of this Lease in the manner provided in Section 19.5. Subsequent changes in a Party's Designated Representative shall be communicated in the same manner.

          (b)   In the event that a Party Dispute should arise, the Designated Representatives will meet, with their attorneys, if they so agree, within [***] after written request by any Party to any other Party (the "Dispute Notice") in an effort to resolve the Party Dispute.

          (c)   If the Designated Representatives are unable to resolve the Party Dispute within [***] following their first meeting, the Party Dispute will be submitted to non-binding mediation in Los Angeles, California before a mediator made available to the Parties through JAMS.

          (d)   In the event that the mediation process fails to result in a resolution of the Party Dispute within [***] following receipt of the Dispute Notice, the Parties may take any action they may deem necessary to protect their interests.

          (e)   The foregoing provisions of this Section 19.22 shall not be construed to prohibit any Party from commencing, at any time prior to the completion of the process described above, any action or proceeding which such Party determines is necessary to protect or preserve any rights or remedies it may have in law or in equity.

        19.23 Work of Improvement. To the extent that this Lease contemplates the construction of a work of improvement or any related activity for which a license from the California Contractor's State License Board is required, all such work will be performed by CE Construction as general contractor.

        [Next Page Is Signature Page]

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        IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease on the dates set forth opposite their signatures below.

LESSOR:
U.S. BORAX INC., a Delaware corporation
By:

Its:

LESSEE:
CLEAN ENERGY LNG, LLC, a California limited liability company
By:

Its:

CE CONSTRUCTION:
CLEAN ENERGY CONSTRUCTION, a California corporation
By:

Its:

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Exhibits
Exhibit "A"	Survey of the Premises
Exhibit "B"	Easements and Exclusion Zone Easements
Exhibit "C"	LNG Facility
Exhibit "C-1"	LNG Facility Site Plan
Exhibit "D"	Electric Power Sales
Exhibit "D-1"	Energy Price
Exhibit "E"	Water Supply Services
Exhibit "E-1"	Payment Schedule for Water Services
Exhibit "E-2"	Quantity and Quality Specifications
Exhibit "F"	Other Lessor Services
Exhibit "F-1"	Payment Schedule for Other Lessor Services
Exhibit "F-2"	Blended Gas Quality Standards
Exhibit "F-3"	Gas Metering
Exhibit "F-3A"	Gas Pipeline Diagram
Exhibit "G"	Form of Parent Guaranty
Exhibit "H"	Required Permits
Exhibit "I"	Form of Term Commencement Date Letter
Exhibit "J"	Base Rent
Exhibit "J-1"	Calculation of LNG Discount
Exhibit "K"	Terms and Conditions for On-Site Fueling Station
Exhibit "L"	Removal and Remediation Obligations
Exhibit "M"	Lessor's Improvement Obligations
Exhibit "N"	Exceptions to Lessor's Representations

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QuickLinks

  Exhibit 10.25 EXECUTION COPY
GROUND LEASE
RECITALS
ARTICLE 1. DEFINITIONS
ARTICLE 2. DEMISING PROVISIONS
ARTICLE 3. RENT
ARTICLE 4. USE OF PREMISES
ARTICLE 5. PROPERTY TAXES
ARTICLE 6. INDEMNITY AND INSURANCE
ARTICLE 7. OPERATION, MAINTENANCE AND REPAIR OF THE LNG FACILITY
ARTICLE 8. CONSTRUCTION ACTIVITIES AND ALTERATIONS
ARTICLE 9. DESTRUCTION
ARTICLE 10. CONDEMNATION
ARTICLE 11. LESSEE'S DEFAULT
ARTICLE 12. LESSOR'S DEFAULT
ARTICLE 13. ESTOPPEL CERTIFICATES AND SALE BY LESSOR
ARTICLE 14. ASSIGNMENT AND SUBLETTING
ARTICLE 15. RIGHT OF FIRST REFUSAL
ARTICLE 16. FORCE MAJEURE
ARTICLE 17. REPRESENTATIONS AND WARRANTIES
ARTICLE 18. JOINDER
ARTICLE 19. MISCELLANEOUS PROVISIONS
TABLE OF CONTENTS